NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[REDACTED FOR PROPRIETARY REASONS]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

EXECUTION COPY

MEMBERSHIP INTEREST PURCHASE AGREEMENT

dated July 25, 2016

among

WATERTON PRECIOUS METALS FUND II CAYMAN, LP

and

WATERTON NEVADA SPLITTER, LLC

and

KLONDEX HOLDINGS (USA) INC.

and

KLONDEX MINES LTD.

i

5.3	No Conflict; Required Consents	19
5.4	Sufficiency of Funds	19
5.5	Buyer Parent Common Shares	19
5.6	Warrants and Warrant Shares	19
5.7	No Order	20
5.8	Investment Representations; Independent Investigation	20
ARTICLE 6 COVENANTS		20
6.1	Certain Affirmative Covenants of Seller	20
6.2	Confidentiality	23
6.3	Reasonable Efforts; Notices and Consents	24
6.4	HSR Act Filings	25
6.5	Tax Matters	26
6.6	Retention of Records	28
6.7	Surety Arrangements	29
6.8	Efforts to Obtain Financing	29
6.9	Assistance with Financial Statements and Technical Report	29
6.10	CFIUS Filing	30
ARTICLE 7 CONDITIONS PRECEDENT		31
7.1	Conditions to Buyer’s Obligations	31
7.2	Conditions to Seller’s Obligations	32
7.3	Frustration of Closing Conditions	33
7.4	Effect of Certain Waivers of Closing Conditions	33
ARTICLE 8 CLOSING		33
8.1	Closing	33
8.2	Seller’s Obligations	34
8.3	Buyer’s Obligations	35
ARTICLE 9 TERMINATION		36
9.1	Termination	36
9.2	Effect of Termination	37
ARTICLE 10 INDEMNIFICATION		37
10.1	Indemnification by Seller	37
10.2	Indemnification by Buyer	38
10.3	Procedure for Indemnified Third Party Claim	38
10.4	Determination of Indemnification Amounts; Time For Making Claims	39
10.5	Survival	40
10.6	Sole Remedy	40
10.7	Other Indemnification	40
ARTICLE 11 MISCELLANEOUS PROVISIONS		40
11.1	Expenses	40
11.2	Brokerage	40
11.3	Waivers	41
11.4	Notices	41
11.5	Entire Agreement; Amendments	42
11.6	Further Assurances	42

11.7	Binding Effect; Benefits	42
11.8	Interpretation	43
11.9	Counterparts	43
11.10	Facsimile or .pdf Signature	43
11.11	Governing Law; Submission to Jurisdiction	43
11.12	Waiver of Jury Trial	44
11.13	Severability	44
11.14	Third Parties; Joint Ventures	44
11.15	Time of Essence	44
11.16	Construction	44
11.17	Attorneys’ Fees	45
11.18	Seller Parent Guarantee	45

SCHEDULES

Schedule A	Esmeralda Royalty Properties
Schedule B	Hollister Royalty Properties
Schedule C	Form of Warrant Certificate
Schedule D	Form of Right of First Offer
Schedule 1.1	Affiliate Debt
Schedule 3.1	Excluded Assets
Schedule 4.4(b)	No Conflict; Required Consents
Schedule 4.6	Governmental Permits
Schedule 4.7	Litigation
Schedule 0	Compliance with Legal Requirements
Schedule 0	Trial Balance
Schedule 4.10	Liabilities
Schedule 4.11	Tax Returns and Payments
Schedule 4.12(a)	Material Contracts
Schedule 4.13(a)	Properties
Schedule 4.13(b)	Property Leases
Schedule 4.13(b)	Royalties
Schedule 4.13(c)	Water Rights
Schedule 4.13(d)	Moveable Assets
Schedule 4.13(f)	Easements
Schedule 4.13(g)	Third Party Rights
Schedule 4.14	Surety Arrangements
Schedule 0	Environmental Matters
Schedule 4.16	Employee Matters
Schedule 0	Insurance
Schedule 0	Affiliate Contracts
Schedule 4.21	Bank Accounts and Attorneys
Schedule 4.22	Benefit Plans
Schedule 5.3	Required Buyer Consents
Schedule 6.3	Required Buyer Consents
Schedule 7.1(g)	Required Consents

TABLE OF DEFINED TERMS

TERM	SECTION
Agreement	Preamble
Affiliate	Article 1
Affiliate Debt	Article 1
Allocations	Section 2.3
Alternative Cash Payment	Section 2.5
Benefits Plans	Section 4.22
Business	Article 1
Business Day	Article 1
Buyer	Preamble
Buyer Indemnitees	Section 10.1
Buyer Parent	Preamble
Buyer Parties	Preamble
Buyer Tax Returns	Section 6.5(b)
Cash Purchase Price	Section 2.2(a)
CFIUS	Section 6.10(a)
CFIUS Approval	Article 1
CFIUS Information	Section 6.10(a)
Claim Fee Payments	Section 6.1(a)(iii)
Closing	Section 8.1
Closing Date	Article 1
Code	Article 1
Common Shares	Section 2.2(e)
Company	Recitals
Confidentiality Agreement	Section 6.2(d)
Contract	Article 1
Development Costs	Article 1
DOJ	Section 6.4(a)
EMG	Article 1
Encumbrance	Article 1
Environmental Law	Article 1
Esmeralda Leasehold Interests	Section 4.13(a)
Esmeralda Mine	Recitals
Esmeralda Fee Properties	Section 4.13(a)
Esmeralda Royalty	Article 1
Esmeralda Unpatented Claims	Section 4.13(a)
Excepted Seller Representations	Section 10.4(a)
Fee Properties	Section 4.13(a)
Financing	Section 6.8
FTC	Section 6.4(a)
GAAP	Article 1
GBG Entities	Article 1
GBG Royalty	Article 1
GBG Royalty Agreement	Article 1
Governmental Authority	Article 1

v

TERM	SECTION
Governmental Order	Article 1
Governmental Permits	Article 1
Hollister Fee Properties	Section 4.13(a)
Hollister Leasehold Interests	Section 4.13(a)
Hollister Mine	Recitals
Hollister Royalty	Article 1
Hollister Unpatented Claims	Section 4.13(a)
HSR Act	Section 4.4(b)
Indemnitee	Section 10.3
Indemnitor	Section 10.3
Intellectual Property Rights	Article 1
Interest	Section 2.1
Judgment	Article 1
knowledge	Article 1
Leasehold Interests	Section 4.13(a)
Legal Requirements	Article 1
Litigation	Article 1
LOI	Article 1
Losses	Article 1
Material Adverse Effect	Article 1
Material Contracts	Section 4.12
Moveable Assets	Section 4.13(d)
Note	Section 2.2(a)
Note Amount	Section 2.2(a)
NYSE MKT	Article 1
Parties	Preamble
Party	Preamble
Person	Article 1
Power Line Costs	Article 1
Pre-Closing Tax Period	Article 1
Properties	Section 4.13(a)
Property Leases	Section 4.13(b)
Purchased Assets	Article 1
Reclamation	Article 1
Registered Intellectual Property	Article 1
Regulated Substances	Article 1
Release	Article 1
Releasing Affiliates	4.10
Remedial Action	Article 1
Rock Creek	Recitals
Rock Creek Fee Properties	Section 4.13(a)
ROFO Agreement	Section 8.2(j)
Royalty Obligation	Article 1
Section 721	Article 1
Securities Act	Section 4.25

TERM	SECTION
Security Documents	Section 2.2(c)
Seller	Preamble
Seller Indemnitees	Section 10.2
Seller Parent	Recitals
Seller Surety Arrangements	Section 4.14
Seller Tax Returns	Section 6.1(a)
Straddle Period	Article 1
Surety Arrangements	Article 1
Tax Returns	Article 1
Taxes	Article 1
Threshold Amount	Section 10.4(a)
Trial Balance	Section 0
Trial Balance Liabilities	Article 1
TSX	Article 1
Unpatented Claims	Section 4.13(a)
Valuation Firm	Section 2.3
waiving party	Section 7.4
Warrant Shares	Article 1
Warrants	Article 1
Water Rights	Section 4.13(c)

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is made and entered into as of July 25, 2016, by and among Waterton Precious Metals Fund II Cayman, LP, a Cayman Islands exempted limited partnership (“Seller Parent”), Waterton Nevada Splitter, LLC, a Nevada limited liability company (“Seller”), Klondex Holdings (USA) Inc., a Nevada corporation (“Buyer”), and Klondex Mines Ltd., a British Columbia corporation (“Buyer Parent”). Buyer and Buyer Parent sometimes are referred to in this Agreement collectively as the “Buyer Parties” and each individually as a “Buyer Party”. Seller Parent, Seller and the Buyer Parties sometimes are referred to in this Agreement collectively as the “Parties” and each individually as a “Party”.

Recitals

A.	Seller Parent, directly and indirectly through one or more subsidiaries, owns all of the issued and outstanding membership interests of Seller.

B.	Seller is the sole member of Carlin Resources, LLC, a Nevada limited liability company (the “Company”).

C.	The Company is the sole member of Rock Creek Conservancy, LLC, a Nevada limited liability company (“Rock Creek”).

D.

The Company and Rock Creek own and operate the Hollister mine in Elko County, Nevada, United States of America (the “Hollister Mine”), the Esmeralda mine and ore milling facility in Mineral County, Nevada, United States of America (the “Esmeralda Mine”) and other properties in Nevada, United States of America.

E.	Buyer Parent, through one or more subsidiaries, indirectly owns all of the issued and outstanding capital stock of Buyer.

F.	Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Seller’s entire membership interest in the Company, on the terms and conditions of this Agreement.

Agreements

In consideration of the mutual covenants in this Agreement, the Parties agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

As used in this Agreement, the following terms, whether in singular or plural forms, shall have the following meanings:

“Affiliate” means with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with “control” for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

“Affiliate Debt” means the indebtedness of the Company to its Affiliates as of the date of this Agreement, as set forth on Schedule 1.1.

“Business” means the ownership of the Hollister Mine and the Esmeralda Mine.

“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Toronto, Ontario or Reno, Nevada are required or authorized to be closed.

“CFIUS Approval” means (i) Buyer and Seller shall have received a written notification from CFIUS that it has determined that (A) the acquisition of the Company by the Buyer is not a covered transaction under Section 721; or (B) it has concluded its review (and any applicable investigation) under Section 721 and has determined that there are no unresolved national security concerns with respect to the acquisition of the Company by the Buyer, (ii) the parties shall have received a decision by the President of the United States not to suspend, restrict or prohibit the transactions contemplated by this Agreement, or (iii) the President of the United States, having received a report from CFIUS, has not taken any action within 15 days after having received such report.

“Closing Date” means the date on which Closing occurs.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Contract” means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, and any oral obligation, right or agreement.

“Development Costs” means all outstanding payables and other liabilities of the Company or Rock Creek to Seller, Seller Parent, EMG, Waterton Global Resource Management, Inc. or their respective Affiliates, including but not limited to those relating to legal, labour, powerline design, project supervision, environmental, permitting and commissioning costs, that are attributable to development activities, including but not limited to costs relating to transmission lines on or adjacent to the properties of the Company or Rock Creek, prior to Closing.

“EMG” means Elko Mining Group LLC, a Nevada limited liability company.

“Encumbrance” means any security interest, lien, mortgage, indenture, pledge, charge, right of first refusal, easement, lease or sub-lease, right of way, encroachment, deed of trust, restriction on transferability or other similar restriction, option or other encumbrance, whether imposed by agreement, law or otherwise, whether of record or otherwise, together with any agreement to grant any of the foregoing rights or interests.

“Environmental Law” means any Legal Requirement aimed at or in any way relating to pollution, protection or conservation of public health, safety or welfare or the environment, including those relating to emissions, discharges, Releases or threatened Releases of Regulated Substances into the environment (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, reuse, recycling, treatment, storage, disposal, transport or handling of Regulated Substances, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. § 11001 et seq.), and the Safe Drinking Water Act (42 U.S.C. § 300 et seq.), and all counterpart or other similar Nevada laws, as each has been or may be amended, and the regulations promulgated pursuant thereto.

“Environmental Liabilities” means all liabilities and obligations (i) for the Reclamation of any of the Properties or with respect to any Remedial Action in connection with any of the Properties or the Business, and (ii) associated with noncompliance with Environmental Laws (including fines, penalties, damages and remedies) with respect to any of the Properties or the Business, in each case regardless of when the operations or activities which gave rise to such liabilities or obligations occurred or arose.

“Esmeralda Royalty” means the 3% Net Smelter Returns Royalty on all mined minerals extracted from the properties forming the Esmeralda Mine described in Schedule A, payable to Seller.

“GAAP” means United States generally accepted accounting principles.

“GBG Entities” means, collectively, Rodeo Creek Gold Inc., Antler Peak Gold Inc., Hollister Venture Corp., and Touchstone Resources Company.

“GBG Royalty” means the 15% net profits royalty payable pursuant to the GBG Royalty Agreement.

“GBG Royalty Agreement” means the net profits royalty agreement dated May 20, 2013 between the Company and each of the GBG Entities, as assigned by the GBG Entities to Credit Suisse AG, and as further amended by an amending agreement dated June 17, 2016 between the Company and Credit Suisse AG.

“Governmental Authority” means the United States of America or any other country or sovereign entity, any state, commonwealth, territory or possession thereof, and any political subdivision or quasi-governmental authority of any of the same, including courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes, other instrumentalities and bodies exercising any administrative, executive, judicial, legislative, police, regulatory, expropriation or taxing authority, domestic or foreign, or self-regulatory organization or stock exchange having jurisdiction in the relevant circumstances.

“Governmental Order” means any final order, writ, judgment, injunction, decree, stipulation or award entered by or with any Governmental Authority.

“Governmental Permits” means franchises, approvals, authorizations, permits, licenses, easements, registrations, qualifications, leases, variances and similar rights obtained from any Governmental Authority.

“Hollister Royalty” means the 1% Net Smelter Returns Royalty on all mined minerals extracted from the properties forming the Hollister Mine described in Schedule B (underground, open pit or otherwise), payable to such Person or Persons as are designated by Seller after the Company has recovered 500,000 ounces of gold from such properties.

“Intellectual Property Rights” means all intellectual property rights, including Registered Intellectual Property, trademarks, trade names, brand names, service marks, domain names, logos, slogans, trade styles, trade dress and other indicia or origin, copyrights, copyrightable works, trade secrets, know-how, processes, methods, designs, plans, specifications, data, inventions and discoveries (whether or not patentable and reduced to practice), improvements, confidential or proprietary information, customer data, and all rights with respect to any of the foregoing.

“Judgment” means any judgment, writ, order, injunction, award, or decree of any court, arbitrator, judge, justice or magistrate, including any bankruptcy court or judge or other Governmental Order.

“knowledge” of (i) Seller, with respect to any matter, means the actual knowledge of any officer of Seller, the Company or Rock Creek of such matter, after making due and diligent inquiry of the individuals with direct supervisory responsibility for such matter as reasonably necessary to inform themselves as to the relevant matters, and (ii) Buyer, with respect to any matter, means the actual knowledge of any officer of Buyer of such matter, after making due and diligent inquiry of the individuals with direct supervisory responsibility for such matter as reasonably necessary to inform themselves as to the relevant matters.

“Legal Requirements” means any applicable statute, ordinance, code or other law, rule, regulation or order, enacted, adopted or promulgated by any Governmental Authority, including Judgments.

“Litigation” means any claim, action, suit, proceeding, arbitration, hearing or other activity or procedure that could result in a Judgment.

“LOI” means the non-binding letter of intent dated June 24, 2016 between Buyer Parent and Seller in respect of the proposed acquisition of the Interest.

“Losses” means any claims, losses, liabilities, damages, Encumbrances, penalties, costs and expenses, including interest which may be imposed in connection therewith, and reasonable fees and disbursements of counsel.

“Material Adverse Effect” means any event, change, circumstance, occurrence, development, effect or state of facts that (i) is or would reasonably be expected to be materially adverse to the business (as currently conducted), assets, liabilities, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or (ii) prevents or materially delays, any of the transactions contemplated by this Agreement or would reasonably be expected to do so;

provided, however, that “Material Adverse Effect” shall not include any event, change, circumstance, occurrence, development, effect or state of facts, directly or indirectly, arising out of or attributable to: (A) any events, changes, circumstances, occurrences, developments, effects or states of fact in the United States or foreign economies or securities or financial markets in general, except to the extent any such events, occurrences, developments, facts, conditions or changes have affected the Company and other similarly situated industry participants operating in the mining industry and have had a disproportionately adverse effect on the Company or the business (as currently conducted) or assets of the Company, taken as a whole, as compared to other similarly situated industry participants operating in the mining industry; (B) any events, changes, circumstances, occurrences, developments, effects or states of fact that affect the gold mining industry generally, including the market prices of precious metals, except to the extent any such events, occurrences, developments, facts, conditions or changes have affected the Company and other similarly situated industry participants operating in the mining industry and have had a disproportionately adverse effect on the Company or the business (as currently conducted) or assets of the Company, taken as a whole, as compared to other similarly situated industry participants operating in the mining industry; (C) any events, changes, circumstances, occurrences, effects or states of fact resulting from an action required or permitted by this Agreement; (D) any matter of which either Buyer Party is aware on the date of this Agreement; (E) the effect of any changes in applicable Legal Requirements or accounting rules, including GAAP; (F) any events, changes, circumstances, occurrences, effects or states of fact resulting from the announcement of this Agreement or the transactions contemplated hereby; or (G) conditions caused by acts of terrorism or war (whether or not declared) or any natural or man-made disaster or other acts of God, except to the extent any such conditions have affected the Company and other similarly situated industry participants operating in the mining industry and have had a disproportionately adverse effect on the Company or the business (as currently conducted) or assets of the Company, taken as a whole, as compared to other similarly situated industry participants operating in the mining industry.

“NYSE MKT” means the NYSE MKT LLC.

“Person” means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, limited liability company, trust, association or unincorporated entity of any kind.

“Power Line Costs” means all costs that are attributable to the construction of the power line at the Hollister Mine, including legal, labour, powerline design, project supervision, permitting and commissioning costs, whether incurred prior to or after Closing.

“Pre-Closing Tax Period” means a Tax period ending on or before the Closing Date.

“Purchased Assets” means the assets and properties of the Company and Rock Creek, including without limitation, the Hollister Mine and the Esmeralda Mine, but excluding the assets described in Schedule 3.1.

“Reclamation” means the reclamation, restoration or closure of any facility or land utilized in any exploration, mining or processing operation required by any Legal Requirement or any Governmental Permits.

“Registered Intellectual Property” means all patents and patent applications, registered trademarks and trademark applications, and service marks and registered copyrights and copyright applications.

“Regulated Substances” means any pollutants, contaminants, chemicals, industrial, toxic, hazardous or noxious substances or wastes which are regulated by any Governmental Authority or Legal Requirements, including but not limited to: (i) any petroleum or petroleum compound (refined or crude), flammable substance, explosive, radioactive material or any other material or pollutant which pose a hazard or potential hazard to real property or Persons; (ii) asbestos or any asbestos-containing material of any kind or character; (iii) polychlorinated biphenyls, as regulated by the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; (iv) any materials or substances designated as “hazardous substances” pursuant to the Clean Water Act, 33 U.S.C. § 1251 et seq.; (v) “economic poison,” as defined in the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 135 et seq.; (vi) “chemical substance,” “new chemical substance” or “hazardous chemical substance or mixture” pursuant to the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; (vii) “hazardous substances” pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.; and (viii) “hazardous waste” pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.

“Release” means any release, spill, emission, leaking, pumping, poring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions including any capital expenditures undertaken to (i) clean up, remove, treat or in any other way address any Regulated Substances; (ii) prevent the Release or threat of Release, or minimize the further Release of any Regulated Substances so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of noncompliance with Environmental Laws.

“Royalty Obligation” means all obligations of the Company under the GBG Royalty, including, for greater certainty, the Disposition Royalty Payment (as defined in the GBG Royalty Agreement).

“Section 721” means Section 721 of the Defense Production Act of 1950, as amended.

“Straddle Period” means a Tax period beginning on or before the Closing Date and ending after the Closing Date.

“Surety Arrangements” means bonds, letters of credit, guarantees and other instruments or arrangements securing or guarantying performance of obligations.

“Tax Returns” means all Tax returns, amended Tax returns, statements, reports, declarations and other forms and documents filed or required to be filed with any tax authority with respect to any Tax period.

“Taxes” means all levies, charges and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, alternative minimum, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, social security, unemployment, employment, excise, or property taxes, together with any interest thereon and any penalties, additions to tax, or additional amounts applicable thereto.

“Trial Balance Liabilities” means, collectively, the liabilities, other than asset retirement obligations, of the Company or Rock Creek, as the case may be, disclosed on the trial balance delivered by Seller to Buyer at Closing pursuant to Section 8.2(j) .

“TSX” means the Toronto Stock Exchange.

“Warrant Shares” means the common shares in the capital of Buyer Parent issuable upon exercise of the Warrants.

“Warrants” means common share purchase warrants to be granted to Seller or its designee by Buyer Parent pursuant to Section 2.2(d), with each such warrant being exercisable for one Warrant Share.

ARTICLE 2
BASIC TRANSACTIONS

2.1        Transactions to be Effected at Closing

Subject to the terms and conditions of this Agreement, at 9:00 a.m. (Reno time) on the Closing Date, Seller shall sell and convey to Buyer, and Buyer shall purchase for the consideration described below, free and clear of all Encumbrances, Seller’s entire membership interest in the Company (the “Interest”):

2.2        Consideration

As consideration for the Interest, at Closing, Buyer or Buyer Parent, as applicable, shall take the following actions:

(a)	Buyer shall pay Seller, by wire transfer of immediately available funds to an account of Seller designated by Seller, a sum equal to $63,000,000 (the “Cash Purchase Price”);

(b)

subject to Section 2.5, Buyer shall execute and deliver to Seller a secured promissory note (the “Note”) in the aggregate principal amount of $17,000,000 (the “Note Amount”), which Note shall (i) have a four year term, (ii) accrue interest at a rate of 6% per annum, (iii) be repaid in three equal installments on the second, third and fourth anniversaries of the Closing Date, and (iv) otherwise be in form and substance mutually acceptable to Buyer and Seller;

(c)	Buyer and the Company shall execute and deliver security documents in form and substance mutually acceptable to Buyer and Seller (the “Security Documents”),

by which the Company shall grant a security interest over the Properties forming the Hollister Mine in order to secure Buyer’s obligations under the Note;

(d)

Buyer shall direct Buyer Parent to, and Buyer Parent shall, issue to Seller or its designee 5,000,000 Warrants, which Warrants shall be represented by a certificate substantially in the form of the warrant certificate set forth in Schedule D hereto and shall (i) have a 15 year term from the date the Warrants are first exercisable, (ii) have an exercise price equal to a 20% premium on the pricing of the Financing, (iii) include a forced conversion provision that requires the holder to convert the Warrants if Buyer Parent’s common shares trade at a 100% premium to the exercise price of the Warrants for 60 consecutive trading days on the stock exchange or other market on which the trading in the Common Shares primarily occurs at such time, and (iv) be exercisable at any time after the date that is six months after the Closing Date and prior to their expiry time; and

(e)

Buyer shall direct Buyer Parent to, and Buyer Parent shall, issue to Seller or its designee 2,600,000 common shares in the capital of Buyer Parent (the “Common Shares”), the sale of which will be restricted for a period of 23 consecutive calendar months from the Closing Date.

2.3        Allocation of Consideration

Promptly following Closing Buyer shall engage Duff & Phelps Corp. or such other valuation firm determined by Buyer and reasonably acceptable to Seller (in either case, the “Valuation Firm”) to determine the allocations of consideration for the Purchased Assets, including any other amounts treated as consideration therefor for applicable financial accounting purposes, on a class-by-class basis among the tangible, intangible and real property assets comprising the Purchased Assets (the “Allocations”). The Valuation Firm shall be asked to prepare the Allocations in accordance with the applicable financial accounting requirements and the requirements of Section 1060 of the Code and the Treasury Regulations promulgated thereunder, and to include a fair market valuation of the Warrants and Common Shares. Buyer shall provide to Seller a draft of such Allocations prepared by the Valuation Firm within ninety (90) days after the Closing Date. Buyer will consider in good faith and, at the request of Seller, will forward to the Valuation Firm, any comments received from Seller in relation to such draft Allocations provided such comments are received within thirty (30) days following the delivery of the draft Allocations to Seller. Buyer shall then ask the Valuation Firm to prepare the final Allocations and, when available, Buyer shall promptly provide the final Allocations to Seller. Buyer and Seller shall report for all federal income tax and financial statement purposes in accordance with the Allocations; provided, however, that that nothing contained herein shall prevent any party from settling, or require any party to litigate before any court, any challenge, proposed deficiency or adjustment by any taxing authority based upon or arising out of the Allocations.

2.4        FIRPTA Certificate

On or prior to the Closing Date, Seller shall deliver to Buyer a certificate, in a form reasonably satisfactory to Buyer and its counsel, certifying that Seller is not a foreign person in accordance with Treasury Regulations under Section 1445 of the Code. If Seller has not provided the certification described above to Buyer on or prior to the Closing Date, Buyer shall be permitted to withhold portions of the Cash Purchase Price and other consideration payable under Section 2.2, and pay over such withheld amounts to the Internal Revenue Service in accordance with the requirements of Section 1445 of the Code and administrative guidance thereunder.

2.5        Alternative Debt Financing

If Buyer and Seller cannot come to a mutual agreement regarding the form of the Note or if Buyer is unable to obtain any third party consents required by the Buyer Parties in connection with the entering into of the Note or the incurrence of any indebtedness hereunder, Buyer shall be permitted at its discretion to obtain alternative financing of the Note Amount, in which case: (i) at Closing Buyer shall deliver to Seller a cash payment (the “Alternative Cash Payment”) in the amount of the Note Amount; and (ii) effective as of the receipt by Seller of the Alternative Cash Payment, Buyer shall have no further obligations to deliver the Note under Section 2.2(a) and Section 8.3(b) ..

ARTICLE 3
RELATED MATTERS

3.1        Exclusion of Certain Assets

Prior to Closing, Seller shall cause the Company to convey to Seller or other Affiliates of Seller, all rights, titles and interests of the Company in or to the assets described on attached Schedule 3.1.

3.2        Assumed Debt

Effective as of immediately prior to Closing, Seller shall assume, or cause Affiliates of Seller other than the Company and Rock Creek, to assume all of the Affiliate Debt, the Trial Balance Liabilities and the Royalty Obligation. At Closing, Seller shall deliver to the Company and Rock Creek releases of all obligations with respect to the Affiliate Debt, the Trial Balance Liabilities and the Royalty Obligation in form reasonably acceptable to Buyer.

3.3        Receivables

Prior to Closing, Seller shall cause all receivables and other amounts owing to the Company or Rock Creek from any Affiliates of the Company or Rock Creek or any of their respective related parties to be transferred to Seller or an Affiliate of Seller other than the Company and Rock Creek.

3.4        Transfer Taxes

Buyer and Seller shall each bear one half of all sales, use, transfer, recording and similar fees and Taxes (for certainty, excluding Income Taxes) payable in connection with the transfer of the Interest pursuant to this Agreement, and shall timely file all Tax Returns required to be filed in connection with such Taxes. For certainty, all such Taxes incurred by Seller, the Company and Rock Creek or any other Affiliate of Seller resulting from the transactions described in Sections 3.1 and 0 shall be borne exclusively by Seller.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Buyer Parties as follows:

4.1        Organization of Seller and Seller Parent

Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite power and authority to hold its assets, conduct its activities as currently conducted and to execute, deliver and perform its obligations under this Agreement. Seller Parent is an exempted limited partnership duly organized, validly existing, and in good standing under the laws of the Cayman Islands, and has all requisite power and authority to hold its assets, conduct its activities as currently conducted and to execute, deliver and perform its obligations under this Agreement.

4.2        Organization of the Company and Rock Creek

The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to hold its assets and conduct its activities as currently conducted. Rock Creek is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to hold its assets and conduct its activities as currently conducted.

4.3        Authority

The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller and Seller Parent have been duly and validly authorized by all necessary action on the part of Seller and Seller Parent. This Agreement has been duly and validly executed and delivered by each of Seller and Seller Parent, and is the valid and binding obligation of each of Seller and Seller Parent, enforceable against each of Seller and Seller Parent in accordance with its terms.

4.4        Capitalization; Subsidiaries

(a)

All of the outstanding membership interests in the Company (comprising the Interest) are held beneficially and of record by Seller. Except for the Interest, there are not outstanding any membership interests in the Company, or any options, warrants, Encumbrances, right of first refusal, pre-emptive right, subscription right or other rights of any Person (other than Buyer pursuant to this Agreement) to acquire, or any instruments that are convertible into, any membership interests in or other equity interests of the Company.

(b)

The Company does not have any direct or indirect subsidiaries other than Rock Creek. All of the outstanding membership interests in Rock Creek are held beneficially and of record by the Company. Except for the membership interests in Rock Creek held by the Company, there are not outstanding any membership interests in Rock Creek or any options, warrants, Encumbrances, right of first refusal, pre-emptive right, subscription right or other rights of any Person to acquire, or any instruments that are convertible into, any membership interests in or other equity interests of Rock Creek.

4.5        No Conflict; Required Consents

Except (i) as described on Schedule 4.4(b), (ii) for compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iii) if Buyer and Seller submit a joint filing with CFIUS, the CFIUS Approval, the execution, delivery and performance by Seller and Seller Parent of this Agreement do not and will not: (A) conflict with or violate any provision of the charter or bylaws or other organizational or constituent documents of Seller Parent, Seller, the Company or Rock Creek; (B) except as would not reasonably be expected to result in a Material Adverse Effect, violate any provision of any Legal Requirements; (C) except as would not reasonably be expected to result in a Material Adverse Effect, result in a breach of or constitute a default or an event creating rights of acceleration, termination, modification or cancellation or a loss of rights under (with or without the giving of notice or lapse of time or both) any Contract to which Seller, the Company or Rock Creek is a party or by which Seller, the Company or Rock Creek is bound or affected or any Governmental Permit held by the Company or Rock Creek or by which the Company or Rock Creek is bound; (D) result in the creation or imposition of any Encumbrance against or upon the Interest, the membership interests in Rock Creek or the assets or properties of the Company or Rock Creek; or (E) require any consent, approval or authorization of any Governmental Authority or other Person, except any such consents, approvals or authorizations the failure of which to be obtained would not reasonably be expected to result in a Material Adverse Effect.

4.6        Governmental Permits

Schedule 4.6 includes a description of all material Governmental Permits held by the Company. Rock Creek does not hold any material Governmental Permits. The Company is currently in compliance with the Governmental Permits set forth on Schedule 4.6 and with the Legal Requirements applicable to such Governmental Permits in all material respects.

4.7        Litigation

Except as described on Schedule 4.7, as of the date of this Agreement (i) there is no material Litigation pending or, to Seller’s knowledge, threatened in writing against the Company or Rock Creek or affecting the Company, Rock Creek, the Interest, the Business as currently conducted or the assets of Rock Creek or the Company, and (ii) there are no material outstanding unsatisfied Judgments against the Company or Rock Creek or affecting the Company, Rock Creek, the Interest, the Business as currently conducted or the assets of Rock Creek or the Company.

4.8        Compliance with Legal Requirements

Except as described on Schedule 0, the ownership, leasing and use of the assets and properties of the Company and Rock Creek as they are currently owned, leased and used do not violate in any material respect any Legal Requirements.

4.9        Books and Records

Attached as Schedule 0 is a detailed trial balance setting forth the assets and liabilities of the Company and Rock Creek as of the date of this Agreement (the “Trial Balance”). The Trial Balance has been prepared in accordance with the books and records of the Company and Rock Creek and presents fairly, in all material respects, the assets and liabilities of the Company and Rock Creek (except for the liabilities described on Schedule 4.10) as of the date of this Agreement. The limited liability company records and minute books of the Company and Rock Creek are accurate and complete in all material respects.

4.10      Liabilities

Except as described in the Trial Balance or on Schedule 4.10, as of the date of this Agreement neither the Company nor Rock Creek has any liabilities that are required to be reflected as liabilities on a balance sheet prepared in accordance with GAAP, except non-delinquent obligations for trade payables, accrued but unpaid employment Tax liabilities incurred in the ordinary course of business and other obligations incurred in the ordinary course of business, in each case, having an aggregate value of not more than $50,000. Other than Seller Parent, Borealis Holdings LLC, Seller, EMG and Waterton Global Resource Management, Inc. (the “Releasing Affiliates”), no Affiliate of any Releasing Affiliate has any claims, demands, damages, debts, liabilities, obligations, costs, expenses, actions and causes of action relating to the Company or Rock Creek, the assets or properties of the Company or Rock Creek, the Hollister Mine, the Esmeralda Mine or the business or operations of the Company or Rock Creek, the Hollister Mine or the Esmeralda Mine.

4.11      Tax Returns and Payments

Except as described on Schedule 4.11:

(a)	All material Taxes required to be paid by the Company and Rock Creek have been timely paid or caused to be paid through the date hereof and as of the Closing;

(b)

Each of the Company and Rock Creek has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns were complete and correct in all material respects as of the time of filing;

(c)	All material Taxes required to be paid with respect to the Purchased Assets have been timely paid or caused to be paid through the date hereof and as of the Closing;

(d)

The Seller has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by it with respect to the Purchased Assets with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed, and such Tax Returns were complete and correct in all material respects as of the time of filing;

(e)	There are no ongoing Tax audits and no waivers of statutes of limitations have been given or requested with respect to the Company, Rock Creek or Seller with respect to any of the Purchased Assets;

(f)

The assets and properties of the Company and Rock Creek are not subject to any Tax liens, other than liens for Taxes not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves are maintained in the appropriate financial statements;

(g)	No unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed in writing against the Company, Rock Creek or any of the Purchased Assets by any Governmental Authority;

(h)

No claim has been made in writing within the last three years by any Governmental Authority in a jurisdiction in which the Company, Rock Creek and Seller do not file Tax Returns that the Company, Rock Creek or Seller is or may be subject to taxation by that jurisdiction;

(i)

All material amounts of Taxes required to be withheld or collected by Company or Rock Creek in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder have been withheld and collected and, to the extent required by law, timely paid to the appropriate Governmental Authority;

(j)

Each of the Company and Rock Creek is classified as a disregarded entity for federal and Nevada income Tax purposes and will continue to be classified as a disregarded entity for federal income Tax purposes through the Closing; and

(k)	Seller is a U.S. domestic partnership for federal income Tax purposes and will continue to be classified as a U.S. domestic partnership through the Closing and until the Note is satisfied in full.

4.12	Material Contracts

(a)

Except for Contracts described on Schedule 4.12(a) (collectively, including the Property Leases to which the Company is a party, the “Material Contracts”), the Company is not a party to any of the following: (i) leases or subleases of real property or material personal property (whether as lessor or lessee); (ii) material Contracts with consultants or independent contractors; or (iii) Contracts other than those described in any other clause of this paragraph that are material to the Company, the Business or to the ownership, operation, closure, remediation or Reclamation of the properties of the Company. Rock Creek is not a party to any of the following: (i) leases or subleases of real property or personal property (whether as lessor or lessee); (ii) Contracts with consultants or independent contractors; or (iii) Contracts other than those described in any other clause of this paragraph that are material to Rock Creek, the Business or to the ownership, operation, closure, remediation or Reclamation of the properties of Rock Creek.

(b)

Seller has made available to Buyer true and correct copies of each of the Material Contracts, including all amendments or modifications thereof. Each of the Material Contracts is valid, in full force and effect, and, to the knowledge of Seller, enforceable in accordance with its terms against the parties thereto other than the Company or Rock Creek. There has not occurred any material default (without regard to lapse of time, the giving of notice, the election of any Person other than the Company or Rock Creek, or any combination thereof) by the Company or Rock Creek nor, to the knowledge of Seller, has there occurred any material default (without regard to lapse of time, the giving of notice, the election of the Company or Rock Creek, or any combination thereof) by any Person other than the Company or Rock Creek under any of the Material Contracts.

4.13      Assets and Properties

To Seller’s knowledge:

(a)

Schedule 4.13(a) includes a description of all real property and mining claims held by the Company or Rock Creek, including all (i) patented mining claims and other fee interests in real property held by the Company and forming part of the Hollister Mine (collectively, the “Hollister Fee Properties”), patented mining claims and other fee interests in real property held by the Company and forming part of the Esmeralda Mine (collectively, the “Esmeralda Fee Properties”) and fee interests in real property held by Rock Creek (collectively, the “Rock Creek Fee Properties” and, together with the Hollister Fee Properties and the Esmeralda Fee Properties, collectively, the “Fee Properties”), (ii) unpatented mining claims held by the Company and forming part of the Hollister Mine (collectively, the “Hollister Unpatented Claims”) and unpatented mining claims held by the Company and forming part of the Esmeralda Mine (collectively, the “Esmeralda Unpatented Claims” and together with the Hollister Unpatented Claims, collectively, the “Unpatented Claims”) and (iii) leasehold interests in real property, including fee interests and patented and unpatented mining claims, held by the Company and forming part of the Hollister Mine (collectively, the “Hollister Leasehold Interests”) and leasehold interests in real property, including fee interests and patented and unpatented mining claims, held by the Company and forming part of the Esmeralda Mine (collectively, the “Esmeralda Leasehold Interests” and together with the Hollister Leasehold Interests, collectively, the “Leasehold Interests”). The Fee Properties, the Unpatented Claims and the Leasehold Interests are referred to collectively in this Agreement as the “Properties”. Rock Creek does not hold any patented mining claims, unpatented mining claims or leasehold interests in real property.

(b)	The Leasehold Interests are leased pursuant to the leases (including any amendments or modifications thereof) described on Schedule 4.13(b) (the “Property Leases”).

(c)	Schedule 4.13(b) includes a description of all royalties, overriding royalties, net profit interests and payments on or out of production to which any of the Properties is subject.

(d)	Schedule 4.13(c) includes a description of all material water rights held by the Company (collectively, the “Water Rights”). Rock Creek does not hold any material Water Rights.

(e)

Schedule 4.13(d) identifies, as of the date hereof, each asset, piece of equipment, vehicle and other tangible property and property, other than interests in real property, owned or leased by the Company that, to Seller’s knowledge, has a fair market value of at least $25,000 (the “Moveable Assets”). Rock Creek does not own any material assets or properties, other than interests in real property.

(f)

All easements and rights of way that are material to the Company’s and Rock Creek’s conduct of operations as currently conducted are identified at Schedule 4.13(f) and are valid and in full force and effect.

(g)

Except as disclosed in Schedule 4.13(g), there are no material farm-in or earn-in rights, back-in rights, rights of first refusal, rights of first offer, option rights, or area of interest rights affecting the Properties or the assets of the Company or Rock Creek.

4.14      Surety Arrangements

Schedule 4.14 describes all Surety Arrangements maintained by the Company, Seller or any Affiliate of Seller with respect to the operation, closure, Reclamation or remediation of all owned, leased or operated properties of the Company or Rock Creek, including the Hollister Mine and the Esmeralda Mine (collectively, “Seller Surety Arrangements”). The Governmental Authorities have not called on the Seller Surety Arrangements. Rock Creek does not maintain any Surety Arrangements.

4.15      Environmental Matters

Except as described on Schedule 0, to Seller’s knowledge (i) the operations of the Company and Rock Creek as currently conducted are in material compliance with all applicable Environmental Laws; and (ii) there have been no Releases of reportable quantities of Regulated Substances on, from or under any property currently or formerly owned, operated or leased by the Company, occurring in material violation of Environmental Laws during the Company’s ownership of such property.

4.16      Employee Matters

Schedule 4.16 includes the names and positions of all employees of the Company were employed as of December 31, 2015, as well as employees who subsequently were hired and were employed as of June 30, 2016. Neither the Company nor Rock Creek is a party to, or bound by, any collective bargaining agreements. Except as set forth in Schedule 4.16, Rock Creek and the Company are in material compliance with all applicable laws, ordinances and regulations relating to employment and employment practices, including but not limited to those relating to the calculation and payment of wages, equal employment opportunity, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment, the payment of taxes, the National Labor Relations Act, and the Worker Adjustment and Retraining Notification Act.

4.17      Intellectual Property

Neither the Company nor Rock Creek holds any material Intellectual Property Rights.

4.18      Insurance

The insurance policies maintained for the benefit of the Company are set forth on Schedule 0. Rock Creek does not have any insurance policies maintained for its benefit.

4.19      Affiliate Contracts

Except as described on Schedule 0, neither the Company nor Rock Creek is a party to any Contract with Seller or any other Affiliate of Seller.

4.20      Accounts Receivable

All accounts receivable, book debts and other debts due or accruing to the Company or Rock Creek are bona fide and good and, subject to an allowance for doubtful accounts that have been reflected on the books of the Company or Rock Creek in accordance with GAAP on a basis consistent with prior periods, collectible without set-off or counterclaim.

4.21      Bank Accounts and Attorneys

Schedule 4.21 sets forth a complete and accurate list showing the name of each bank, trust company or similar institution in which the Company or Rock Creek has accounts or safety deposit boxes, the number or designation of each such account and safety deposit box and the names of all Persons authorized to draw thereon or to have access thereto and showing the name of each Person holding a general or special power of attorney from the Company or Rock Creek and a summary of the terms thereof.

4.22      Benefit Plans

Schedule 4.22 contains a list (which list identifies the plan sponsor) of (i) each benefit plan which is maintained, sponsored or contributed to, or required to be maintained or contributed to, by Seller or any other Person that, together with the Company, Rock Creek and Seller, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or Rock Creek, or any spouse or dependent of such individual; and (ii) any other benefit plan with respect to which the Company or Rock Creek would reasonably be expected to have any liability (all the foregoing, herein referred to as the “Benefit Plans”). Each Benefit Plan is administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA and the Code and other applicable laws.

4.23      Money Laundering

The operations of the Company and Rock Creek are conducted in compliance in all material respects with financial record-keeping and reporting requirements of applicable Legal Requirements relating to money laundering.

4.24      Corrupt Practices

None of the Seller or any of its Affiliates (other than the Company or Rock Creek), officers, directors or employees or, to the knowledge of the Seller, the Company or Rock Creek or any of their respective managers, officers or employees, has made any payment, directly or indirectly, on behalf of or to the benefit of the Seller, the Company or Rock Creek, in violation of any applicable Legal Requirements prohibiting the payment of undisclosed commissions or bonuses or the making of bribe or incentive payments or other arrangements of a similar nature, including the Corruption of Foreign Public Officials Act (Canada) and the Foreign Corrupt Practices Act (U.S.).

4.25      Investment Representations

The Warrants and Common Shares being acquired by Seller are for investment only and not with a view of any distribution thereof. Seller understands that neither the Warrants, the Warrant Shares or the Common Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from registration becomes or is available. Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act and has not acquired Common Shares or Warrants as a result of any general solicitation or general advertising. Seller will not distribute any Warrants, Warrant Shares or Common Shares or any portion thereof in violation of the Securities Act or the applicable securities laws of any state. Seller (i) is familiar with Buyer Parent and its assets and operations, (ii) has been given the opportunity to ask questions of representatives of Buyer Parent and to obtain such information about Buyer Parent and its assets and operations as Seller has reasonably requested and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Warrants (and underlying securities) and the Common Shares. In formulating a decision to enter into this Agreement, Seller has relied solely upon an independent investigation of Buyer Parent and upon consultations with Seller’s legal and financial advisors with respect to this Agreement and the nature of this investment. It is understood that certificates evidencing the Warrants and Common Shares may bear the following or any similar legends:

            “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE

REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.”

            “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [DATE THAT IS 4 MONTHS AND A DAY AFTER ISSUANCE OF THE SECURITY].”.

EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 4, SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. THE ASSETS AND PROPERTIES OF THE COMPANY AND ROCK CREEK ARE BEING INDIRECTLY ACQUIRED BY BUYER ON AN “AS IS, WHERE IS” BASIS, SUBJECT ONLY TO THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN THIS ARTICLE 4.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

The Buyer Parties represent and warrant to Seller as follows:

5.1        Organization and Qualification; Tax Status

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all requisite power and authority to carry out its obligations under this Agreement. Buyer Parent is a corporation duly organized, validly existing, and in good standing under the laws of the province of British Columbia and has all requisite power and authority to carry out its obligations under this Agreement. Buyer Parent is a foreign corporation for U.S. federal income tax purposes and is not subject to an election under Section 897(i) of the Code.

5.2        Authority

Each Buyer Party has all requisite power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of each Buyer Party, including the issuance of the Common Shares, the Warrants and the Warrant Shares upon the exercise of the Warrants, have been duly and validly authorized by all necessary action on the part of such Buyer Party. This Agreement has been duly and validly executed and delivered by each Buyer Party, and is the valid and binding obligation of such Buyer Party, enforceable against such Buyer Party in accordance with its terms.

5.3        No Conflict; Required Consents

Except for (i) compliance with and filings under the HSR Act, (ii) the approval of the TSX and the NYSE MKT in connection with the issuance of the Common Shares and the Warrants and the listing of the Common Shares and Warrant Shares, (iii) if Buyer and Seller submit a joint filing with CFIUS, the CFIUS Approval, and (iv) as set out in Schedule 5.3, the execution, delivery and performance by the Buyer Parties of this Agreement do not and will not: (A) conflict with or violate any provision of the charter or bylaws of Buyer or Buyer Parent; (B) violate any provision of any Legal Requirements; (C) result in a material breach of or constitute a material default under any Contract to which Buyer or Buyer Parent is a party or by which Buyer or Buyer Parent is bound or affected; or (D) require any consent, approval or authorization of any Governmental Authority or other Person.

5.4        Sufficiency of Funds

Upon consummation of the Financing and the direct or indirect contribution by Buyer Parent of the proceeds thereof to Buyer, Buyer will have adequate funds on hand to pay the Cash Purchase Price at Closing and to consummate the transactions contemplated by this Agreement.

5.5        Buyer Parent Common Shares

All Common Shares issued pursuant to this Agreement will, when issued, (i) be duly authorized and validly issued as fully paid and non-assessable securities in the capital of Buyer Parent, free of any Encumbrance, right of first refusal, pre-emptive right, subscription right or other similar right with respect thereto, other than under any applicable Legal Requirements; and (ii) be freely tradeable after the expiry of applicable hold periods and compliance with resale restrictions and conditions under the applicable Legal Requirements.

5.6        Warrants and Warrant Shares

All Warrants issued pursuant to this Agreement will, when issued, (i) have been duly created and authorized and validly issued as fully paid securities in the capital of Buyer Parent, free of any Encumbrance, right of first refusal, pre-emptive right, subscription right or other similar right with respect thereto, other than under any applicable Legal Requirements; and (ii) freely tradeable after the expiry of applicable hold periods and compliance with resale restrictions and conditions under the applicable Legal Requirements. All Warrant Shares issuable upon the exercise of the Warrants, (i) have been duly authorized and when issued upon the exercise of the Warrants will be validly issued as fully paid and non-assessable securities in the capital of Buyer Parent, free of any Encumbrance, right of first refusal, pre-emptive right, subscription right or other similar right with respect thereto, other than under any applicable Legal Requirements; and (ii) be freely tradeable after the expiry of applicable hold periods and compliance with resale restrictions and conditions under the applicable Legal Requirements. The certificate representing the Warrants will be in proper form under the laws of British Columbia and comply in all material respects with the requirements of the TSX and the NYSE MKT and will not conflict with the constating documents of Buyer Parent or the laws of British Columbia.

5.7        No Order

No order, action or proceeding having the effect of ceasing or suspending the distribution or trading of the Common Shares, the Warrants or the Warrant Shares or ceasing or suspending the trading of any other securities of Buyer Parent, or prohibiting the distribution of the Common Shares, the Warrants or the Warrant Shares has been issued or made by any Governmental Authority and no proceedings have been initiated or are pending or, to the knowledge of either Buyer Party, are threatened by any Governmental Authority in relation thereto.

5.8        Investment Representations; Independent Investigation

The Interest being acquired by Buyer is for investment only and not with a view of any distribution thereof. Buyer understands that the Interest has not been registered under the Securities Act, or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from registration becomes or is available. Buyer will not distribute the Interest or any portion thereof in violation of the Securities Act or the applicable securities laws of any state. Buyer (i) is familiar with the Company and Rock Creek and their assets and operations, (ii) has been given the opportunity to ask questions of representatives of Seller, the Company and Rock Creek and to obtain (and has received to Buyer’s satisfaction) such information about the Company and Rock Creek and their assets and operations as Buyer has reasonably requested and (iii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Interest. In formulating a decision to enter into this Agreement, (x) each Buyer Party has relied solely upon an independent investigation of the Company and Rock Creek and upon consultations with such Buyer Party’s legal and financial advisors with respect to this Agreement and the nature of this investment and (y) no reliance was placed by either Buyer Party upon any representations or warranties other than those of Seller stated in Article 4 of this Agreement.

ARTICLE 6
COVENANTS

6.1	Certain Affirmative Covenants of Seller

(a)

Except as Buyer otherwise may consent in writing (which consent Buyer shall not unreasonably withhold, condition or delay), or as otherwise contemplated by this Agreement, between the date of this Agreement and Closing, Seller shall cause each of the Company and Rock Creek to:

(i)

operate in the usual, regular and ordinary course and in a manner consistent with past practices and the “care and maintenance” status of the Hollister Mine and the Esmeralda Mine and, to the extent consistent with such operation, use commercially reasonable efforts to: (i) preserve its current business organization; (ii) keep available the services of employees whose performance and conduct meets the Company’s and Rock Creek’s normal requirements; and (iii) preserve beneficial business relationships with all suppliers, and others having business dealings with the Company and Rock Creek;

(ii)	maintain its assets and properties in their condition as of the date of this Agreement, ordinary wear and tear excepted;

(iii)	pay all fees required to maintain the claims comprising the Properties in good standing and which are due on or before August 31, 2016 by no later than August 10, 2016 (the “Claim Fee Payments”); and

(iv)

(A) provide to Buyer, and its counsel, accountants and other representatives, during normal business hours and after reasonable advance notice, reasonable access to the Company’s and Rock Creek’s assets, properties, books and records; and (B) furnish or make available to Buyer and such representatives all such additional documents, financial information and other information in the possession of the Company and Rock Creek and relating to the Company and Rock Creek and their operations as Buyer may from time to time reasonably request; provided, however, that Buyer shall exercise such right of access in such a manner as not to interfere unnecessarily with the operations of the Company or Rock Creek.

(b)

Without limiting the generality of the foregoing, Seller shall not, without the prior written consent of Buyer (which consent Buyer shall not unreasonably withhold, condition or delay), or as otherwise contemplated by this Agreement:

(i)

sell, dispose, mortgage, pledge, grant a security interest in, grant a license to or otherwise encumber any of the Properties or the Moveable Assets, except in the ordinary course of business consistent with past practice, such as sales of inventory and obsolete equipment in the ordinary course and in amounts which, individually and in the aggregate, are not material to the financial condition or the business or operations of the Company or Rock Creek;

(ii)

enter into any lease or other Contract relating to the business or operations of the Company or Rock Creek that is not in the ordinary course of business and that would, if existing on the date hereof, constitute a Material Contract hereunder;

(iii)

terminate or cancel (other than the termination, expiration or cancellation of a Material Contract in accordance with its terms), modify or amend in any material respect or take or fail to take any action which would entitle any party to any Material Contract to terminate or cancel (other than the termination, expiration or cancellation of a Material Contract in accordance with its terms), modify or amend any Material Contract;

	(iv)	amend or otherwise alter (or propose any amendment or alteration to) the governing documents of either of the Company or Rock Creek;

(v)

permit either of the Company or Rock Creek to create, issue, sell, deliver, pledge or otherwise encumber any securities or interest in the capital of either of the Company or Rock Creek or any securities or instruments convertible or exercisable for any such securities or interest, or declare or pay any dividend or make any other distribution of any of the assets of the Company or Rock Creek to their securityholders;

(vi)	permit either of the Company or Rock Creek to become a party to any merger, consolidation, share exchange, business combination, recapitalization, or similar transaction;

(vii)

permit either of the Company or Rock Creek to incur any indebtedness for borrowed money or guarantee any indebtedness of another Person or make any loans, advances, or capital contributions to, or investments in, any other Person, in each case other than in the ordinary course of business; or

(viii)

permit either of the Company or Rock Creek to settle any Litigation to which it is a party other than settlements with respect to, or payments of, penalties under citations issued by the Mine Safety and Health Administration of the U.S. Department of Labor or which would not result in any material liability to the Company or Rock Creek.

(c)

None of Seller or any of its Affiliates or their respective representatives shall solicit, encourage, or enter into any letter of intent, contract or other agreement with any Person (other than Buyer) concerning any offers to purchase, directly or indirectly, membership interests or all or substantially all of the assets of either of the Company or Rock Creek including any joint venture or royalty transaction or similar arrangement (other than the Hollister Royalty and the Esmeralda Royalty), and none of Seller or any of its Affiliates or their respective representatives will initiate or participate in any discussions or negotiations with any Person (other than Buyer) with respect to any such transactions or similar transactions, during the period commencing on the date hereof and ending on the termination of this Agreement.

(d)	Buyer and Seller agree that subject to applicable Legal Requirements, between the date of this Agreement and Closing, each shall provide the other prompt notice in writing of:

	(i)	any notice or communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby;

(ii)

any material notice or communication from any Governmental Authority that proposes to, or which would reasonably be expected to, impede or delay the consummation of the transactions contemplated hereby;

(iii)	any material Litigation commenced or threatened against it which would reasonably be expected to impede or delay the consummation of the transactions contemplated hereby; and

(iv)	any failure by it to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied under this Agreement;

provided that the giving of any such notice shall not in any way change or modify the representations and warranties of Buyer or Seller, or any covenants or conditions in favor of the Buyer or Seller, contained in this Agreement or otherwise affect the remedies available to the Buyer and Seller under this Agreement.

6.2	Confidentiality

(a)

Prior to Closing, any non-public information that the Buyer Parties may obtain from Seller in connection with this Agreement with respect to Seller shall be deemed confidential, and neither Buyer Party shall disclose any such information to any third party or use such information for any commercial purpose; provided, however, that (i) the Buyer Parties may use and disclose any such information once it has been publicly disclosed (other than by either Buyer Party in breach of its obligations under this Section) or which rightfully has come into the possession of the Buyer Parties (other than from Seller); (ii) the Buyer Parties may disclose such information to their respective officers, directors, agents, employees, advisors and lenders as necessary in connection with the transactions contemplated in this Agreement; and (iii) to the extent that either Buyer Party may become compelled by Legal Requirements to disclose any of such information, it may disclose such information if it shall have used all reasonable efforts, and shall have afforded Seller the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed.

(b)

Any non-public information that Seller shall obtain from the Buyer Parties in connection with this Agreement with respect to either Buyer Party shall be deemed confidential, and Seller shall not disclose such information to any third party or use such information for any commercial purpose; provided, however, that (i) Seller may use and disclose any such information once it has been publicly disclosed (other than by Seller in breach of its obligations under this Section) or which rightfully has come into the possession of Seller (other than from the Buyer Parties); (ii) Seller may disclose such information to its officers, directors, agents, employees, representatives, advisors and lenders as necessary in connection with the transactions contemplated in this Agreement; and (iii) to the extent that Seller may become compelled by Legal Requirements to disclose any of such information, Seller may disclose such information if it shall have used all reasonable efforts, and shall have afforded the Buyer Parties the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed.

(c)

Except as required by applicable Legal Requirements, no Party shall make any press release or public announcement or statement without the prior written consent and approval of the other Parties. The Parties shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements or statements, and any oral or written statements to Seller’s employees concerning this Agreement and the transactions contemplated hereby.

(d)	This Section does not supersede the confidentiality agreement dated March 31, 2016 between Seller and Buyer (the “Confidentiality Agreement”), which remains in full force and effect.

6.3	Reasonable Efforts; Notices and Consents

(a)

On the terms and subject to the conditions of this Agreement, each Party shall use its reasonable efforts to cause the Closing to occur, including taking all reasonable actions necessary to (i) comply promptly with all Legal Requirements that may be imposed on it or any of its Affiliates with respect to the Closing and (ii) in the case of the Buyer Parties, promptly after the execution of this Agreement file with the TSX and the NYSE MKT an application for, and diligently pursue and obtain the approval of the TSX and the NYSE MKT for the listing of the Common Shares and the Warrant Shares. All costs and expenses relating to obtaining the approval of the TSX and the NYSE MKT for the listing of the Common Shares and the Warrant Shares shall be borne by the Buyer Parties.

(b)

Subject to Section 6.3(c), Seller and Buyer each shall exercise commercially reasonable efforts to obtain all consents and approvals of Governmental Authorities and other Persons required for consummation of the transactions contemplated by this Agreement.

	(c)	Each Buyer Party shall use its best efforts to obtain prior to Closing all consents and approvals described on Schedule 6.3(c).

(d)

Seller and the Company shall promptly provide all notices to Governmental Authorities and other Persons required for consummation of the transactions contemplated by this Agreement in compliance with any applicable timing requirements.

(e)

Without limiting the generality of paragraph (a) of this Section 6.3, Buyer Parent shall execute and file with the applicable Governmental Authorities, the TSX and the NYSE MKT all forms, notices and certificates required to be filed by Buyer Parent pursuant to applicable Legal Requirements, including the rules and policies of the TSX and the NYSE MKT, in the time required under applicable Legal Requirements and the rules and policies of the TSX and the NYSE MKT.

(f)

Without limiting the generality of paragraph (b) of this Section 6.3, prior to and following Closing, Seller and Buyer each shall, and shall each cause its respective Affiliates to, exercise commercially reasonable efforts to promptly obtain all consents and approvals required in connection with the consummation of the transactions contemplated by this Agreement under the Governmental Permits identified on Schedule 4.6.

(g)

Prior to Closing, if Buyer wishes to submit an inquiry (whether operational in nature, pertaining to permitting or otherwise) to a Governmental Authority with respect to the commencement following Closing of underground operations at the Hollister Mine, Buyer shall submit such inquiry to Seller and EMG (with attention to Debbie Lassiter or such other representative of EMG as Seller may designate from time to time). Promptly following receipt of any such inquiry from Buyer, Seller shall cause EMG and its Nevada permitting team to use their commercially reasonable efforts to further submit such inquiry to the applicable Governmental Authority and to provide Buyer with any response from such Governmental Authority in connection therewith. For the avoidance of doubt, prior to Closing, no Buyer Party shall, and each Buyer Party shall cause its Affiliates and its and their respective representatives not to, directly or indirectly (except pursuant to this Section 6.3(g)) contact any Governmental Authority with respect to any such inquiry or otherwise in connection with the Hollister Mine, the Esmeralda Mine, the Company, Rock Creek, the Business or the properties, permits or other assets of or relating to the Company, Rock Creek or the Business.

6.4	HSR Act Filings

(a)

Without limiting the generality of Section 6.3, Seller and Buyer shall, promptly after the execution and delivery of this Agreement, but in no event later than ten days after the date of this Agreement, complete and file, or cause to be completed and filed, with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) any notification and report required to be filed under the HSR Act, with respect to the transactions contemplated under this Agreement, and each such filing shall request early termination of the waiting period imposed by the HSR Act. Each of Buyer and Seller shall coordinate with the other with respect to its filings, shall cooperate to prevent inconsistencies between their respective filings and shall furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. All fees related to any filings under the HSR Act shall be paid in equal shares by Buyer and Seller. The Parties shall use commercially reasonable efforts to respond as promptly as practicable to any requests received from the FTC or the DOJ for additional information or documentation and respond as promptly as practicable to inquiries and requests received from other Governmental Authorities with respect to antitrust matters.

	(b)	Each of the Parties shall promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to any filing made pursuant to Section 6.4(a) . No Party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry under the HSR Act unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate at such meeting. The Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing. The Parties shall provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to any filings made pursuant to Section 6.4(a); provided, however, that a Party may withhold documents to the extent that they contain competitively sensitive information or information relating to valuation of the Purchased Assets.

6.5        Tax Matters

(a)

Seller shall prepare and cause to be filed all Tax Returns of the Company and Rock Creek for Pre-Closing Tax Periods (“Seller Tax Returns”) in accordance with past practices of the Company and Rock Creek in preparing their Tax Returns, except where such past practice is not consistent with applicable Legal Requirements. At the request of Seller, Buyer shall execute or cause the Company and Rock Creek to execute any Tax Return prepared in accordance with this Section 6.5(a). Seller shall be responsible for paying any Taxes that are due with a Seller Tax Return.

(b)

Buyer shall prepare or cause to be prepared and timely filed or cause to be filed all Tax Returns of the Company and Rock Creek for Straddle Periods (“Buyer Tax Returns”). Buyer Tax Returns shall be prepared in accordance with past practices of the Company and Rock Creek in preparing their Tax Returns, except where such past practice is not consistent with applicable Legal Requirements. Seller shall reimburse Buyer for an amount equal to the portion of unpaid Taxes that are due with a Buyer Tax Return to the extent that such Taxes are allocable to a Pre-Closing Tax Period or the portion of a Straddle Period ending on and including the Closing Date (determined in accordance with Section REF _Ref456011616 \w \h \* MERGEFORMAT 6.5(c)), within ten days of Buyer’s providing Tax Returns and work papers establishing such liability.

(c)

Except as provided in Section 0, for purposes of this Agreement, Taxes allocable to the portion of a Straddle Period ending on the Closing Date shall (i) in the case of any property and similar Taxes, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Taxable period prior to and ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of all other Taxes, be deemed equal to the amount which would be payable if the relevant Straddle Period ended on the Closing Date, provided that all permitted allowances, credits, exemptions and deductions that are normally computed on the basis of an entire year period (such as depreciation and amortization deductions) shall accrue on a daily basis and shall be allocated between the pre-Closing portion of the Straddle Period and the post-Closing portion of the Straddle Period in proportion to the number of days in each such period.

(d)

Buyer shall provide Seller, and Seller shall provide Buyer, with copies of any Tax Returns to be filed by Buyer or Seller, as applicable, pursuant to Section 6.5(a) or 6.5(b) at least thirty (30) days prior to the due date thereof (giving effect to any extensions thereto) (or, in the case of any Tax Return due less than thirty (30) days after the Closing Date, at least ten (10) days prior to the due date thereof). Seller or Buyer, as applicable, shall have the right to review such Tax Returns prior to the filing of such Tax Returns. If Seller or Buyer, as applicable, disputes any amounts shown to be due on such Tax Returns, Seller and Buyer shall consult and resolve in good faith any issues arising as a result of the review of such Tax Returns. If the Parties are unable to resolve any dispute prior to the due date of the Tax Return, such dispute shall be resolved by the Accounting Firm, which shall resolve any issue in dispute as promptly as practicable. The fees, costs and expenses of the Accounting Firm shall be shared equally by Seller and Buyer, unless either Seller or Buyer prevails on all material issues, in which case such fees, costs and expenses shall be paid by the non-prevailing party. The determination by the Accounting Firm shall be final, conclusive and binding on the parties.

(e)

Seller and Buyer shall cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 6.5 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention (in accordance with such Party’s practices for such records) and (upon the other Party’s request) the provision of records and information which are reasonably relevant to such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer agrees (i) to retain all books and records with respect to all material Tax matters pertinent to the Company and Rock Creek relating to any Tax period beginning before the Closing Date until thirty (30) days after the expiration of the statute of limitations (and any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any Governmental Authority, and (ii) to give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, Buyer shall allow Seller to take possession of such books and records. Seller and Buyer agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). To the extent permitted by applicable law, Seller and Buyer shall cause any Tax period to end on the Closing Date.

(f)

Any refunds of Taxes for Pre-Closing Tax Periods or attributable to the pre- Closing portion of any Straddle Period shall be paid to Seller within ten (10) Business Days after receipt. At the request of Seller, and with the agreement of Buyer, which shall not be unreasonably withheld, conditioned or delayed, Buyer shall file requests for refunds of Taxes for a Pre-Closing Tax Periods or for a Straddle Period.

(g)

Seller shall pay and indemnify Buyer, Company and Rock Creek for the following Taxes (and all other related losses, costs and damages), but without duplication of any liabilities that are taken into account under Section 10.1 and without duplication of any such Taxes that the Seller has previously paid on an estimated basis or otherwise: (a) all Taxes of Seller, Company and Rock Creek and all Taxes with respect to the Purchased Assets for (1) any Pre-Closing Tax Periods or (2) the portion of any Straddle Period ending on the Closing Date; and (b) all Taxes resulting from a breach of a representation in Section 4.11 or a breach of a covenant of Seller contained in this Section 6.5; provided that Seller shall have no liability for Taxes of the Company or Rock Creek resulting from activities of the Company or Rock Creek outside the ordinary course of business that occur after the Closing on the Closing Date.

(h)

Seller shall cause any tax sharing or similar arrangement with respect to Taxes involving the Purchased Assets, Company or Rock Creek to be terminated effective as of the Closing Date, to the extent that any such agreement or arrangement relates to Company or Rock Creek, and after the Closing Date, Company and Rock Creek shall have no obligation under any such agreement or arrangement for any past, present or future period.

(i)

Notwithstanding anything in this Agreement to the contrary, in case of any conflict between this Section 6.5 and Article 10 with respect to any claim for Taxes, this Section 6.5 shall govern with respect to such claim for Taxes; provided that the provisions of Section 10.7 shall be applicable in accordance with the terms thereof to the extent not inconsistent with this Section 6.5.

(j)	Buyer and Seller agree to treat the transactions contemplated by this Agreement as a taxable purchase of the Purchased Assets for U.S. federal income Tax purposes.

6.6      Retention of Records

Buyer shall (i) retain all books and records relating to matters that are the subject of indemnification by Buyer pursuant to Section 10.2, for a period of at least five years following creation of such books and records, and (ii) give to Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, allow Seller to take possession of such books and records.

6.7      Surety Arrangements

Buyer shall arrange for and provide substitute Surety Arrangements for each of the Seller Surety Arrangements in form and amount acceptable to each of the Governmental Authorities that hold or are benefitted by the Seller Surety Arrangements, to be tendered as soon as practicable after the Closing Date and in any event within 120 days of the Closing Date. Buyer shall use its commercially reasonable efforts to obtain the final release and return to Seller of the Seller Surety Arrangements within 60 days of the Closing Date.

6.8      Efforts to Obtain Financing

The Buyer Parties shall use their commercially reasonable efforts to obtain, as soon as reasonably practicable after the date hereof, at least $65,000,000 of gross equity financing on terms commercially acceptable to the Buyer Parties to enable the Buyer Parties to pay the Cash Purchase Price at Closing and to consummate the transactions contemplated under this Agreement (the “Financing”). Without limiting the generality of the foregoing, the Buyer Parties shall (i) commence arrangement of the Financing concurrently with the Parties’ execution and delivery of this Agreement and diligently pursue the arrangement of the Financing thereafter, (ii) cause any conditions to the Financing to be fulfilled in accordance with their terms as soon as reasonably practicable and (iii) expeditiously seek to obtain any replacement equity financing on terms commercially acceptable to the Buyer Parties if it becomes reasonably likely that the Buyer Parties will be unable for any reason to timely consummate all or any portion of the Financing initially arranged by them or on their behalf. Upon consummation of the Financing, Buyer Parent shall contribute to Buyer sufficient funds from the proceeds thereof to enable Buyer to pay the Cash Purchase Price at Closing and to consummate the transactions contemplated under this Agreement. Seller shall (and shall cause the Company and the respective Affiliates and representatives of Seller and the Company to) reasonably cooperate with Buyer Parent with respect to Buyer Parent’s arranging of the Financing, as Buyer Parent may reasonably request, at the cost and expense of the Buyer Parties.

6.9	Assistance with Financial Statements and Technical Report

(a)

Prior to Closing and as soon as reasonably practicable after the date hereof, Seller shall cause to be prepared all unaudited financial statements of the Company and Rock Creek as may be reasonably required by Buyer and Buyer Parent in accordance with applicable securities laws in connection with the transactions contemplated by this Agreement. In addition, Seller shall cause to be prepared for delivery to Buyer and Buyer Parent as soon as reasonably practicable after the date hereof, and in any event within 60 days following the Closing Date, all audited financial statements of the Company and Rock Creek as may be reasonably required by Buyer and Buyer Parent in accordance with applicable securities laws in connection with the transactions contemplated by this Agreement.

(b)

Prior to Closing and as soon as reasonably practicable after the date hereof, and in any event within 60 days following the Closing Date, Seller shall cause to be prepared by an independent third party technical consultant a current independent technical report for the Hollister Mine prepared in accordance with the requirements of National Instrument 43-101 of the Canadian Securities Administrators, which technical report shall be addressed and delivered to Buyer Parent. The Buyer Parties acknowledge and agree that none of Seller, Seller Parent or any of their respective Affiliates (i) is or will be the owner of or shall have responsibility for the content of such technical report or any disclosure therein, (ii) make any representation or warranty with respect to such technical report or any data, information, statement, representation or conclusion contained therein, or (iii) shall have any liability or obligation related to such technical report or any disclosure therein.

(c)	This Section 6.9 shall survive the Closing for a period of 90 days, except for the last sentence of Section 6.9(b), which shall continue in full force and effect without limitation of time.

6.10	CFIUS Filing

(a)

Should Buyer and Seller mutually determine within 15 days of the date of this Agreement that it is necessary or advisable, Buyer and Seller will use all commercially reasonable efforts to, as promptly as practicable after such determination, make a joint filing with the Committee on Foreign Investment in the United States (“CFIUS”) under Section 721 with respect to the transactions contemplated by this Agreement and supply each other with all information necessary to complete the preparation and submission of such joint filing as required by 31 C.F.R. § 800.402 (“CFIUS Information”).

(b)

The parties will promptly provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during the review (and, if applicable, investigation) process; provided that no party shall be required to provide information that is not CFIUS Information. The parties, in cooperation with each other, will take all commercially reasonable steps advisable, necessary or desirable to finally and successfully complete the CFIUS review (and, as applicable, investigation) process as promptly as practicable. In furtherance of the foregoing, the Buyer and the Seller agree that if CFIUS offers the parties an opportunity to withdraw and resubmit their joint notice regarding the transactions contemplated hereby, and the parties opt to request withdrawal and resubmission in response to such offer by CFIUS, then the parties will agree to join the request for withdrawal and resubmission and promptly resubmit the joint notice regarding the transactions contemplated hereby.

ARTICLE 7
CONDITIONS PRECEDENT

7.1        Conditions to Buyer’s Obligations

The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, which, to the extent permitted by applicable Legal Requirements, may be waived by Buyer:

(a)	Seller shall have, in all material respects, performed and complied with all covenants and obligations of this Agreement to be complied with and performed by it at or before Closing.

(b)

The representations and warranties of Seller set forth in this Agreement that are qualified by materiality or Material Adverse Effect qualifications shall be true and correct in all respects and all other representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects except where any failures or breaches of representations and warranties would not, either individually or in the aggregate, have a Material Adverse Effect, in each case, as of the Closing Date as if made on and as of such date except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be accordingly true and correct as of such earlier date.

(c)

Seller shall have delivered to Buyer a certificate, dated as of the date of Closing, executed by the manager of Seller, certifying that the conditions stated in paragraphs 7.1(a) and 7.1(b) have been satisfied.

(d)

Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated, or clearance shall otherwise have been granted by the relevant Governmental Authorities.

(e)	If Buyer and Seller submit a joint filing with CFIUS, CFIUS Approval shall have been obtained.

(f)

The Financing (for greater certainty, providing for gross proceeds of at least $65,000,000) shall have been arranged by or on behalf of the Buyer Parties; provided, however, that the obligations of Buyer to consummate the transactions contemplated by this Agreement shall not be subject to the condition stated in this Section 7.1(f) if the Buyer Parties have not performed in all respects all covenants and obligations of the Buyer Parties in Section 6.8.

(g)	All authorizations, approvals and consents described on Schedule 7.1(g) shall have been obtained.

(h)	There shall be no receivables or other amounts owing to the Company or Rock Creek from any Affiliates of the Company or Rock Creek or any of their respective related parties.

(i)	Since the date of this Agreement, there shall not have occurred and be continuing any Material Adverse Effect.

(j)

There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, that enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated by this Agreement.

(k)	That certain Management Services Agreement dated March 31, 2014 between EMG and the Company shall have been terminated.

(l)	The Note, if required, and each Security Document and the Warrant to be delivered by the parties thereto at Closing shall each be in form and substance satisfactory to Buyer.

7.2      Conditions to Seller’s Obligations

The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, which, to the extent permitted by applicable Legal Requirements, may be waived by Seller:

(a)

Each Buyer Party shall have, in all respects, performed and complied with its covenants and obligations under Section 6.3(c) and shall have, in all material respects, performed and complied with all other covenants and obligations of this Agreement to be complied with and performed by it at or before Closing.

(b)

The representations and warranties of the Buyer Parties set forth in this Agreement that are qualified by materiality shall be true and correct in all respects and all other representations and warranties of the Buyer Parties set forth in this Agreement shall be true and correct in all material respects except where any failures or breaches of representations and warranties would not, either individually or in the aggregate, be reasonably expected to have a material adverse effect on the ability of either Buyer Party to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement, in each case as of the Closing Date as if made on and as of such date except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be accordingly true and correct as of such earlier date.

(c)

Buyer shall have delivered to Seller a certificate dated as of the date of Closing, executed by an executive officer of each of Buyer and Buyer Parent, certifying that the conditions stated in paragraphs 7.2(a) and 7.2(b) have been satisfied.

(d)

Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated, or clearance shall otherwise have been granted by the relevant Governmental Authorities.

(e)	If Buyer and Seller submit a joint filing with CFIUS, CFIUS Approval shall have been obtained.

(f)

There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, that enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated by this Agreement.

(g)

The listing of the Common Shares and the Warrant Shares shall have been conditionally approved by the TSX and the NYSE MKT, subject only to the filing by Buyer Parent of customary documents with the TSX and the NYSE MKT.

(h)	The Note, if required, and each Security Document and the Warrant to be delivered by the parties thereto at Closing shall each be in form and substance satisfactory to Seller.

7.3        Frustration of Closing Conditions

Neither Buyer nor Seller may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its reasonable efforts to cause the Closing to occur, as required by Section 6.3.

7.4        Effect of Certain Waivers of Closing Conditions

If (i) prior to the Closing any Party (the “waiving party”) has knowledge of any breach by any other Party of any representation, warranty or covenant contained in this Agreement and (ii) the waiving party proceeds with Closing, the waiving party shall be deemed to have waived such breach and the waiving party and its successors, assigns and Affiliates shall not be entitled to be indemnified pursuant to Article 10, to sue for damages or to assert any other right or remedy for any losses arising from any matters relating to such condition or breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

ARTICLE 8
CLOSING

8.1        Closing

The consummation and closing of the transactions contemplated by this Agreement (“Closing”) shall take place within three Business Days following the date on which the conditions stated in Sections 7.1 and 7.2 have been satisfied, at such time and place as the Parties mutually agree.

8.2        Seller’s Obligations

At Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a)	Interest Assignment. An instrument of transfer in respect of the Interest in form mutually acceptable to Buyer and Seller, executed by Seller.

(b)

Constituent Documents. Copies of the articles of organization and operating agreement of the Company and Rock Creek, certified as being true and correct by the manager of Seller, together with a copy of the minute books of each of the Company and Rock Creek.

(c)	Manager Resignation. A resignation of the Company as the manager of Rock Creek and a resignation of EMG as the manager of the Company.

(d)

Officer Resignations. Resignations by the then current officers of the Company and Rock Creek, as applicable, in form and substance mutually acceptable to Buyer and Seller and executed by the respective officers of the Company and Rock Creek.

(e)

Officer Releases. General releases of the Company and Rock Creek by the then current officers of the Company and Rock Creek, as applicable, releasing and discharging the Company or Rock Creek, as applicable, from any claims, actions, liabilities, damages, costs and expenses related to such persons acting in their capacity as officers of the Company or Rock Creek, as applicable, whether known or unknown or whether asserted or unasserted, except in connection with any fraud or with respect to limitations of liability, rights to indemnification or insurance coverage provided in the constituent documents of the Company or Rock Creek or pursuant to director and officer insurance policies, in form and substance mutually acceptable to Buyer and Seller and executed by the respective officers of the Company and Rock Creek.

(f)

Company and Rock Creek Releases. General releases of the Company and Rock Creek by Seller Parent, Borealis Holdings LLC, Seller, EMG and Waterton Global Resource Management, Inc., releasing and discharging the Company and Rock Creek from and against all claims, demands, damages, debts, liabilities, obligations, costs, expenses, actions and causes of action to the extent arising prior to Closing out of the Company or Rock Creek, the assets or properties of the Company or Rock Creek, the Hollister Mine, the Esmeralda Mine or the business or operations of the Company or Rock Creek, the Hollister Mine or the Esmeralda Mine, in form and substance mutually acceptable to Buyer and Seller and executed by the respective officers of the Seller Parent, Borealis Holdings LLC, Seller, EMG and Waterton Global Resource Management, Inc.

(g)	Security Documents. Counterparts of the Security Documents, executed by Seller.

(h)

Assumption Agreements. The assumption agreements between Seller and each of the Company and Rock Creek relating to the assumption of Affiliate Debt, the Trial Balance Liabilities and the Royalty Obligation by Seller pursuant to Section 0, in form and substance mutually acceptable to Buyer and Seller and executed by the Company and Rock Creek, as applicable, and Seller or an Affiliate of Seller other than the Company or Rock Creek.

(i)

Releases. A release of obligations related to Affiliate Debt, the Trial Balance Liabilities, the Development Costs and the Royalty Obligation in accordance with Section 0, in form and substance mutually acceptable to Buyer and Seller and executed by Seller or an Affiliate of Seller other than the Company or Rock Creek.

(j)

Right of First Offer. A right of first offer agreement, substantially in the form of Schedule D (the “ROFO Agreement”), in favor of Buyer or its designee in respect of the properties listed therein, executed by Clover Nevada LLC.

(k)

Closing Date Trial Balance. A detailed trial balance setting forth the assets and liabilities of the Company and Rock Creek as of the Closing Date (after giving effect to the assumption of Affiliate Debt and the Royalty Obligation by Seller pursuant to Section 0, such that the Affiliate Debt and the Royalty Obligation will be excluded from such trial balance) in the form of the Trial Balance attached as Schedule 0.

(l)	Form W-9. An IRS Form W-9 completed and signed by Seller.

(m)	Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

8.3        Buyer’s Obligations

At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a)	Cash Purchase Price. The Cash Purchase Price, in accordance with 2.2(a).

(b)	Note. The Note, executed by Buyer, or, subject to Section 2.5, the Alternative Cash Payment by wire transfer of immediately available funds to an account of Seller designated by Seller.

(c)	Security Documents. Counterparts of the Security Documents, executed by Buyer and the Company.

(d)

Warrants. A certificate representing the Warrants, duly registered in the name of Seller or its designee, together with evidence reasonably satisfactory to Seller that it, or its designee, has been entered upon the books of Buyer Parent as the holder of the Warrants.

(e)

Common Shares. A certificate or confirmation of instant deposit of the Common Shares, duly registered or reflected, as applicable, in the name of Seller or its designee, together with evidence reasonably satisfactory to the Seller that it, or its designee, has been entered upon the books of Buyer Parent as the holder of the Common Shares.

(f)	Listing Approval. Evidence of the conditional approval by the TSX and the NYSE MKT for the listing of the Common Shares and the Warrant Shares, in form and substance satisfactory to Seller.

(g)

Company and Rock Creek Releases. General releases of Seller Parent, Borealis Holdings LLC, Seller, EMG and their Affiliates by the Company and Rock Creek, releasing and discharging Seller Parent, Borealis Holdings LLC, Seller, EMG and their Affiliates from and against all claims, demands, damages, debts, liabilities, obligations, costs, expenses, actions and causes of action to the extent arising prior to Closing out of the Company or Rock Creek, the assets or properties of the Company or Rock Creek, the Hollister Mine, the Esmeralda Mine or the business or operations of the Company or Rock Creek, Hollister Mine or the Esmeralda Mine, in form and substance mutually acceptable to Buyer and Seller and executed by the respective officers of the Company and Rock Creek.

(h)

Claim Fee Payment Reimbursement. A cash payment, by wire transfer of immediately available funds to an account of Seller designated by Seller, in an amount equal to the aggregate amount paid by Seller or the Company, between the date hereof and the Closing, in respect of the Claim Fee Payments.

(i)	Right of First Offer. A counterpart of the ROFO Agreement, executed by Buyer or its designee.

(j)	Other. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

ARTICLE 9
TERMINATION

9.1	Termination

	(a)	This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

		(i)	at any time, by the mutual written agreement of Buyer and Seller;

		(ii)	by Buyer if any of the conditions set forth in Section 7.1 shall have become incapable of fulfillment, and shall not have been waived by Buyer;

(iii)	by Seller if any of the conditions set forth in Section 7.2 shall have become incapable of fulfillment, and shall not have been waived by Seller; or

(iv)	by either Buyer or Seller, if Closing shall not have occurred on or before October 1, 2016;

provided, however, that a Party may not terminate this Agreement pursuant clause (ii), (iii) or (iv) if it is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(b)

In the event of termination by Seller or Buyer pursuant to this Section 9.1, written notice thereof shall forthwith be given to the other and this Agreement shall be terminated, without further action by any Party. If this Agreement is terminated as provided herein:

(i)

the Buyer Parties shall return all documents and other material received from Seller or the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller or the Company; and

(ii)

all confidential information received by the Buyer Parties with respect to the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

9.2        Effect of Termination

If this Agreement shall be terminated pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate, except for the obligations set forth in Section 9.1, this Section 9.2 and Article 11. Termination of this Agreement pursuant to Section 9.1 shall not limit or impair any remedies that any Party may have with respect to a breach or default by any other Party of its covenants, agreements or obligations under this Agreement.

ARTICLE 10
INDEMNIFICATION

10.1      Indemnification by Seller

From and after Closing, Seller shall indemnify and hold harmless each Buyer Party and its Affiliates and their respective officers, directors, managers, employees, agents and representatives, and any Person claiming by or through any of them, as the case may be (the “Buyer Indemnitees”), from and against any and all Losses arising out of or resulting from:

(a)	any representations and warranties of Seller in this Agreement not being true and correct when made or when required by this Agreement to be true and correct;

(b)	any failure by Seller to perform any of its covenants, agreements or obligations in this Agreement;

(c)	any payment obligations of the Company or Rock Creek relating to Development Costs;

(d)	any obligations of the Company or Rock Creek in connection with the Royalty Obligation;

(e)	any Affiliate Debt or Trial Balance Liabilities; and

(f)	any Power Line Costs.

10.2      Indemnification by Buyer

From and after Closing, the Buyer Parties jointly and severally shall indemnify and hold harmless Seller and its Affiliates and their respective officers, directors, managers, employees, agents and representatives, and any Person claiming by or through any of them, as the case may be (the “Seller Indemnitees”), from and against any and all Losses arising out of or resulting from:

(a)	any representations and warranties of either Buyer Party in this Agreement not being true and correct when made or when required by this Agreement to be true and correct;

(b)	any failure by either Buyer Party to perform any of its covenants, agreements or obligations in this Agreement;

(c)	any Environmental Liabilities (except to the extent of Losses for which the Buyer Indemnitees are entitled to indemnification under Section 10.1(a)); and

(d)

any liabilities or obligations arising out of or relating to the Seller Surety Arrangements in connection with the operation or ownership of, or activities conducted at, the Hollister Mine or the Esmeralda Mine following Closing.

10.3      Procedure for Indemnified Third Party Claim

Promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee entitled to indemnification hereunder (the “Indemnitee”) of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 10.1 or 10.2, the Indemnitee shall give written notice thereof to Seller if the Indemnitee is a Buyer Indemnitee, or Buyer, if the Indemnitee is a Seller Indemnitee (in either case, the “Indemnitor”), and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent that the Indemnitor is prejudiced thereby. If any third party commences any Litigation against any Indemnitee, the Indemnitor shall be entitled to participate in such Litigation and, at its option, assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor’s sole expense; provided, however, that the Indemnitor shall not have the right to assume the defense of any Litigation if (i) the Indemnitee shall have one or more legal or equitable defenses available to it which are different from or in addition to those available to the Indemnitor, and, in the reasonable opinion of the Indemnitee, counsel for the Indemnitor could not adequately represent the interests of the Indemnitee because such interests could be in conflict with those of the Indemnitor, (ii) such Litigation is reasonably likely to have a material adverse effect on any other matter beyond the scope or limits of the indemnification obligation of the Indemnitor, or (iii) the Indemnitor shall not have assumed the defense of the Litigation in a timely fashion (but in any event within thirty days of notice of such Litigation). If the Indemnitor shall assume the defense of any Litigation, the Indemnitee shall be entitled to participate in any Litigation at its expense, and the Indemnitor shall not settle such Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the Indemnitee, from all liability with respect to the matters that are subject to such Litigation, or otherwise shall have been approved reasonably by the Indemnitee.

10.4	Determination of Indemnification Amounts; Time For Making Claims

(a)

The Buyer Indemnitees shall not be entitled to indemnification under Section 10.1(a) in respect of any Losses unless and until (and then shall be entitled to such indemnification only to the extent that) the aggregate amount of all such Losses exceeds the amount of [redacted for proprietary reasons] (the “Threshold Amount”), upon which the Buyer Indemnitees shall be entitled to indemnification only for such Losses in excess of the Threshold Amount; provided, however, that the Threshold Amount shall not apply to any rights to indemnification under Section 10.1(a) with respect to the representations or warranties in Sections 0, 0, 0, 4.4(a) and 4.11 (the “Excepted Seller Representations”). In no event shall the aggregate liability of Seller under Section 10.1(a) for all matters other than breaches of the Excepted Seller Representations exceed [redacted for proprietary reasons], and in no event shall the aggregate liability of Seller under Section 10.1(a) exceed the Cash Purchase Price. For the avoidance of doubt, the liability of Seller under Sections 10.1(a), 10.1(b), 10.1(c), 10.1(d) and 10.1(f) shall not be subject to the Threshold Amount or to any of the limitations stated in the immediately preceding sentence.

(b)

The amount of any Loss for which indemnification is provided under this Article 10 shall be net of any amounts recovered or recoverable by the indemnified parties under insurance policies with respect to such Loss.

	(c)	Under no circumstances shall any Party be liable to indemnify any person under Section 10.1 or 10.2 for any punitive damages, consequential damages or remote damages or any lost profits.

(d)

No Person shall be entitled to indemnification under Section 10.1(a) or Section 10.2(a) unless it shall have given the Party or Parties from which indemnity is sought written notice of the Losses for which it seeks indemnification (which notice may be, in the case of third party claims, notice under Section 10.3) within the applicable period of survival stated in Section 10.5. Each such notice shall include a reasonably detailed description of the circumstances surrounding the Losses in respect of which indemnification is claimed.

(e)	Indemnification payments under this Article 10 shall constitute adjustments to the consideration for the Interest.

10.5      Survival

The representations and warranties in Sections 0, 0, 0, 4.4(a), 5.1 and 5.2 shall survive Closing solely for purposes of this Article 10 and shall terminate on the third anniversary of the Closing Date. The representations and warranties in Section 4.11 shall survive Closing solely for purposes of this Article 10 and shall terminate on the thirtieth day following expiration of the applicable statutory period of limitations applicable to claims by any Governmental Authority with respect to any matter that constitutes a breach of such representations and warranties. Each other representation and warranty in this Agreement shall survive Closing solely for purposes of this Article 10 and shall terminate on the date that is 270 days following the Closing Date.

10.6      Sole Remedy

The provisions of this Article 10 are the sole and exclusive monetary remedies of the Parties with respect to this Agreement and the transactions contemplated by this Agreement following Closing, and each Party waives any and all other monetary rights and remedies in respect of this Agreement and such transactions.

10.7      Other Indemnification

The provisions of Section 10.3 shall be applicable to any claim for indemnification made under any other provision of this Agreement, and all references in Section 10.3 to Sections 10.1 and 10.2 shall be deemed to be references to such other provisions of this Agreement.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1      Expenses

Except as otherwise provided in Section 11.17 or elsewhere in this Agreement, each of the Parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

11.2      Brokerage

Seller shall indemnify and hold each Buyer Party harmless from and against any and all Losses arising from any employment by it of, or services rendered to it by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services. The Buyer Parties jointly and severally shall indemnify and hold Seller harmless from and against any and all Losses arising from any employment by either Buyer Party of, or services rendered to either Buyer Party by, any finder, broker, agency or other intermediary, in connection with the transactions contemplated hereby, or any allegation of any such employment or services.

11.3      Waivers

No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. The waiver by any Party of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.4      Notices

All notices, requests, demands, applications and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by electronic mail or facsimile transmission or delivered by recognized overnight courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the Parties at the following addresses:

To Seller or Seller Parent:

c/o Waterton Global Resource Management, Inc.
Commerce Court West
199 Bay Street, Suite 5050
Toronto, Ontario M5L 1E2

Attention: Kamal Toor, General Counsel
Facsimile: 416.504.3200
Email:         ktoor@watertonglobal.com

With copies (which shall not constitute notice) to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, CO 80202

Attention:   Joel O. Benson
Facsimile:    303.893.1379
Email:           joel.benson@dgslaw.com

To the Buyer Parties:

c/o Klondex Mines Ltd.
1055 West Hastings Street, Suite 2200
Vancouver, BC V6E 2E9

Attention:   Paul Huet
Facsimile:    775.284.5756
Email:           phuet@klondexmines.com

With copies (which shall not constitute notice) to:

Bennett Jones LLP
3400 One First Canadian Place
P.O. Box 130
Toronto, ON M5X 1A4

Attention:   Abbas Ali Khan
Facsimile:    416.863.1716
Email:           alikhana@bennettjones.com

or to such other address as any Party shall have furnished to the other Parties by notice given in accordance with this Section. Such notice shall be effective when received.

11.5      Entire Agreement; Amendments

This Agreement and the Confidentiality Agreement embody the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect thereto, including for greater certainty, the LOI. This Agreement may not be modified orally, but only by an agreement in writing signed by the Party or Parties against whom any waiver, change, amendment, modification or discharge may be sought to be enforced.

11.6      Further Assurances

From time to time after the Closing Date, each Party shall, at the request of any other Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively undertake the transactions contemplated by this Agreement and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, to the extent that any properties, permits or other assets disclosed in the applicable Schedules hereto are not held by the Company at Closing, upon the written request of Buyer, Seller and its Affiliates shall use their best efforts to transfer, or to cause the transfer of, such property, permit or other asset to the Company or take other appropriate steps to allow the Company to enjoy the benefit of such arrangement or asset.

11.7      Binding Effect; Benefits

This Agreement shall inure to the benefit of and will be binding upon the Parties and their respective successors and permitted assigns. The Parties agree that the Buyer may assign all or any part of its rights under this Agreement to a wholly-owned direct or indirect subsidiary of the Buyer Parent, provided that Buyer shall not be released of its obligations under this Agreement without the prior written consent of Seller. Subject to the foregoing, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

11.8      Interpretation

The section and other headings in this Agreement are for reference purposes only and will not affect the meaning of interpretation of this Agreement. Reference to Schedules and Exhibits shall, unless otherwise indicated, refer to the Schedules and Exhibits attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

11.9      Counterparts

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

11.10    Facsimile or .pdf Signature

This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

11.11	Governing Law; Submission to Jurisdiction

(a)

This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

(b)

Each of the Parties irrevocably agrees that any Litigation arising out of or relating to this Agreement brought by any Party or its successors or permitted assigns against the other Party or Parties shall be brought and determined in any State or federal court located in Reno, Nevada, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Litigation arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties hereto agrees not to commence any Litigation relating thereto except in the courts described above in Reno, Nevada, other than Litigation in any court of competent jurisdiction to enforce any Judgment rendered by any such court in Reno, Nevada as described herein. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Reno, Nevada as described herein for any reason, (ii)

that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Litigation in any such court is brought in an inconvenient forum, (B) the venue of such Litigation is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.12    Waiver of Jury Trial

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.13    Severability

Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement.

11.14    Third Parties; Joint Ventures

This Agreement constitutes an agreement solely among the Parties, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of the Company) other than the Parties and their respective successors or permitted assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties partners, whether as a mining partnership or otherwise, or as participants in a joint venture.

11.15    Time of Essence

Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

11.16    Construction

This Agreement has been negotiated by the Parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement shall not apply in any interpretation of this Agreement.

11.17    Attorneys’ Fees

If any Litigation between Seller and any Buyer Party with respect to this Agreement or the transaction contemplated hereby shall be resolved or adjudicated by a Judgment of any court, the

Party substantially prevailing under such Judgment shall be entitled, as part of such Judgment, to recover from the other Party its reasonable attorneys’ fees and costs and expenses of litigation.

11.18    Seller Parent Guarantee

Seller Parent hereby absolutely, unconditionally and irrevocably guarantees, as a direct obligation, in favor of Buyer the full and timely performance, observance and payment by Seller of each and every covenant, agreement, undertaking, representation, warranty, indemnity, liability and obligation of Seller contained in this Agreement. Seller Parent agrees that Buyer shall not have to proceed first against Seller before exercising its rights under or in respect of this guarantee against Seller Parent.

[The remainder of this page is intentionally left blank.]

The Parties have executed this Agreement as of the date first written above.

WATERTON NEVADA SPLITTER, LLC

Per:	(signed) “Isser Elishis”
Name: Isser Elishis
Title: Manager

KLONDEX HOLDINGS (USA) INC.

Per:	(signed) “Paul Huet”
Name: Paul Huet
Title: President

KLONDEX MINES LTD.

Per:	(signed) “Blair Schultz”
Name: Blair Schultz
Title: Director

Solely for purposes of Section 11.18:

WATERTON PRECIOUS METALS FUND II CAYMAN, LP

Per:	(signed) “Richard Wells”
Name: Richard Wells
Title: Authorized Signatory

SCHEDULE A

ESMERALDA ROYALTY PROPERTY

[Omitted]

SCHEDULE B

HOLLISTER ROYALTY PROPERTY

[Omitted]

SCHEDULE C

FORM OF WARRANT

See attached.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH TRANSACTION UNDER (C) OR (D), FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT DATE THAT IS FOUR MONTHS AND A DAY FOLLOWING ISSUANCE OF WARRANT].

WARRANTS TO PURCHASE
COMMON SHARES OF KLONDEX MINES LTD.

Warrant Certificate Number:	Number of Warrants:

2016 – [•]	5,000,000

THIS IS TO CERTIFY THAT for value received Waterton Nevada Splitter, LLC, a Nevada limited liability company (the “Warrantholder”), has the right to purchase in respect of each whole warrant (individually a “Warrant” and collectively the “Warrants”) represented by this certificate or by a replacement certificate (in either case this “Warrant Certificate”), at any time during the period beginning [•], 2017 [INSERT DATE THAT IS SIX MONTHS FOLLOWING ISSUANCE OF WARRANT] and continuing through and up to the earlier of (i) 5:00 p.m. (Toronto time) on [•], 2032 [INSERT DATE THAT IS 15 YEARS AND SIX MONTHS FOLLOWING ISSUANCE OF WARRANT], and (ii) 5:00 p.m. (Toronto time) on the date that

Schedule C – Form of Warrant

is 60 days following the delivery to the Warrantholder of written notice that the closing price of the Common Shares (as defined below) on the stock exchange or other market on which the trading in the Common Shares primarily occurs equals or exceeds a 100% premium to the Exercise Price (as defined below) for a period of 60 consecutive trading days (the earlier of (i) or (ii) being the “Expiry Time”) one fully paid and non-assessable common share (individually a “Common Share” and collectively the “Common Shares” and which terms shall include any shares or other securities which may be issued in addition thereto or in substitution or replacement therefor as provided herein) of Klondex Mines Ltd. (the “Corporation”), a corporation incorporated under the Business Corporations Act (British Columbia), as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of Cdn$[•] per Common Share [INSERT PRICE EQUAL TO 20% PREMIUM ON PRICING OF FINANCING, BUT IN NO INSTANCE LESS THAN THE BOOK OR MARKET PRICE ON DATE OF FINANCING], subject to adjustment as provided herein. If, for purposes of subsection (ii) above, the closing price in the primary trading market is reported in a currency other than Canadian dollars, such closing price shall be converted into Canadian dollars at the noon rate reported by the Bank of Canada.

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value. The above provisions are subject to the following:

1.

Exercise: In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) complete to the extent possible in the manner indicated and execute a subscription form in the form attached as Schedule “A” to this Warrant Certificate, (b) surrender this Warrant Certificate to the Corporation in accordance with section 9 of this Warrant Certificate, and (c) pay the amount payable upon the exercise of such Warrants in respect of the Common Shares subscribed for by certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or by transmitting same day funds in lawful money of Canada by wire to such account as the Corporation shall direct the Warrantholder. Upon such surrender and receipt of payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within three business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of the Warrants. If a fractional share interest arises upon any exercise of the Warrants, the Corporation shall eliminate such fractional share interest by paying the Warrantholder an amount computed by multiplying the fractional interest by the then fair market value of a full Common Share.

Schedule C – Form of Warrant

2.

Partial Exercise: The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares represented by this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Corporation shall issue a replacement certificate in the same form as this Warrant Certificate (with appropriate changes) representing the unexercised balance of the Warrants.

3.

Not a Shareholder: The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.

Covenants, Representations and Warranties: The Corporation hereby represents and warrants that (a) it is authorized to create and issue the Warrants; (b) this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable against it in accordance with the provisions of this Warrant Certificate; and (c) all necessary Toronto Stock Exchange and NYSE MKT LLC (“NYSE MKT”) approvals have been obtained. The Corporation hereby covenants and agrees that (i) it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate or certificates representing such Common Shares to be issued; (ii) at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant Certificate; (iii) all Common Shares issued upon exercise of the right to purchase provided for herein shall, upon payment of the Exercise Price therefor, be issued as fully paid and non-assessable shares, and be free from any and all taxes, liens and charges relating thereto; (iv) it shall make all requisite filings under all applicable securities laws and the respective regulations made thereunder including those necessary to remain a reporting issuer not in default of any requirement of such acts and regulations; and (v) it shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business. The Corporation hereby further covenants and agrees that all Common Shares issuable upon exercise of this Warrant shall be approved for listing (subject to issue or notice of issue) on the Toronto Stock Exchange, the NYSE MKT and on such other stock exchanges or over- the-counter markets on which the Common Shares are listed from time to time.

5.	Anti-Dilution Protection:

(a)

Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 5(a):

	(i)	“Adjustment Period” means the period commencing on the date of issue of the Warrants and ending at the Expiry Time;

(ii)

“Current Market Price” of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Toronto Stock Exchange or, if the Common Shares are not then

Schedule C – Form of Warrant

listed on the Toronto Stock Exchange, the NYSE MKT or, if the Common Shares are not then listed on the NYSE MKT, on such other Canadian or U.S. stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any Canadian or U.S. stock exchange, in the over-the- counter market, during the period of any 20 consecutive trading days ending not more than five business days and not less than three business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such 20 consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian or U.S. stock exchange or traded in the over-the- counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Corporation;

(iii)

“director” or “director of the Corporation” means a director of the Corporation at the relevant time and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation;

(iv)

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind; and

	(v)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(b)

Adjustments: The Exercise Price and the number of Common Shares issuable to the Warrantholder pursuant to this Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows:

	(i)	If at any time during the Adjustment Period the Corporation shall:

A.

fix a record date for the issue of, or issue, Common Shares or securities exchangeable for or convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

B.

fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable or exercisable for or convertible into Common Shares;

		C.	subdivide the outstanding Common Shares into a greater number of Common Shares; or

Schedule C – Form of Warrant

D.	consolidate the outstanding Common Shares into a lesser number of Common Shares,

(any of such events in subclauses 5(b)(i)A, 5(b)(i)B, 5(b)(i)C and 5(b)(i)D above being herein called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

I.	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

II.

the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged or exercised for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(b)(i) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable or exercisable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Warrantholder who has not exercised his right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by such Warrantholder, at the Exercise Price determined in accordance with this clause 5(b)(i) the aggregate number of Common Shares that such Warrantholder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, such Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(ii)	if at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the

Schedule C – Form of Warrant

outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable or exercisable for or convertible into Common Shares, at an exchange, exercise or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

A.	the numerator of which shall be the aggregate of

	I.	the number of Common Shares outstanding on the record date for the Rights Offering, plus

	II.	the quotient determined by dividing

(1)

either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange, exercise or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be, by

(2) the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

B.

the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date plus the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged, exercised or converted).

If by the terms of the rights, options, or warrants referred to in this clause (ii), there is more than one purchase, exchange, exercise or conversion price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate exchange, exercise or conversion price of the exchangeable, exercisable or convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, exchange, exercise or conversion price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the

Schedule C – Form of Warrant

Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause (ii) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause (ii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iii)	If at any time during the Adjustment Period the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

	A.	shares of the Corporation of any class other than Common Shares;

B.

rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable or exercisable for or convertible into Common Shares at an exchange, exercise or conversion price per share) on the record date for the issue of such securities to the holder of at least 95% of the Current Market Price of the Common Shares on such record date);

	C.	evidences of indebtedness of the Corporation; or

	D.	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

I.	the numerator of which shall be the difference between

	(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

	(2)	the aggregate fair market value, as determined by the directors of the Corporation, to the holders of Common Shares of the shares, rights, options, warrants, evidences of

Schedule C – Form of Warrant

indebtedness or property or assets to be issued or distributed in the Special Distribution, and

II.	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 5(b)(iii) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares referred to in this clause 5(b)(iii), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(iv)	If at any time during the Adjustment Period there shall occur:

A.

a reclassification or redesignation of the Common Shares, a change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

B.

a consolidation, amalgamation, arrangement or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

	C.	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the

Schedule C – Form of Warrant

provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. Any such adjustment must be made by and set forth in an amendment to this Warrant approved by the directors of the Corporation.

(v)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clause 5(b)(i) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment or readjustment and the denominator shall be Exercise Price resulting from such adjustment or readjustment.

(c)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5(b) of this Warrant Certificate:

	(i)	Subject to the following clauses of this subsection 5(c), any adjustment made pursuant to subsection 5(b) hereof shall be made successively whenever an event referred to therein shall occur.

(ii)

No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable upon the exercise of the Warrants unless it would result in a change of at least one one- hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this clause 5(c)(ii) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5(b) hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of the Warrants (except in respect of the Common Share Reorganization described in subclause 5(b)(i)D hereof or a Capital Reorganization described in subclause 5(b)(iv)A hereof).

(iii)

No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of the Warrants shall be made in respect of any event described in section 5 hereof (except for Common Share Reorganizations described in subclauses 5(b)(i)C or 5(b)(i)D hereof) if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

Schedule C – Form of Warrant

(iv)

No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of the Warrants shall be made pursuant to subsection 5(b) hereof in respect of the issue from time to time of Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and/or any subsidiary of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Common Share Reorganization, a Rights Offering nor any other event described in subsection 5(b) hereof.

(v)

If at any time during the Adjustment Period the Corporation shall take any action affecting the Common Shares, other than an action or event described in subsection 5(b) hereof, which in the opinion of the directors of the Corporation would have a material effect upon the rights of Warrantholders, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of the Warrants shall be adjusted in such manner and at such time by action by the directors of the Corporation, in their sole discretion, as may be equitable in the circumstances; provided, however, that any such adjustment shall be subject to the approval of the Toronto Stock Exchange and the NYSE MKT (if the Common Shares are then listed on such stock exchanges) and any other required regulatory approvals. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

(vi)

If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants shall be required by reason of the setting of such record date.

(vii)

In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5(b) hereof, the Corporation may defer, until the occurrence of such event:

A.

issuing to the Warrantholder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

Schedule C – Form of Warrant

B.	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares or other securities after such record date and before such event;

provided, however, that the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable upon the exercise of the Warrants.

In the absence of a resolution of the directors of the Corporation fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(viii)

If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 5(b) hereof and shall be binding upon the Corporation and the Warrantholder.

(ix)

As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 5(b) hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate.

(d)

Fundamental Transaction: If, at any time while this Warrant is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property,

Schedule C – Form of Warrant

or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any shares of Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Warrantholder shall have the right to receive, for each Common Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction the number of common shares of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Corporation shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Warrantholder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Change of Control Transaction (as defined below), the Corporation or any Successor Entity (as defined below) shall, at the Warrantholder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Change of Control Transaction, purchase this Warrant from the Warrantholder by paying to the Warrantholder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Change of Control Transaction. The Black Scholes Value shall be determined by such accounting firm agreed upon by the Corporation and the Warrantholder. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five Business Days of the Warrantholder’s election (or, if later, on the effective date of the Fundamental Transaction). The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Warrant pursuant to written agreements in form and substance reasonably satisfactory to the Warrantholder and approved by the Warrantholder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Warrantholder, deliver to the Warrantholder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of common shares of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with

Schedule C – Form of Warrant

an exercise price which applies the exercise price hereunder to such common shares (adjusted in accordance with Section 5 to the extent applicable but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such common shares, such number of common shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Warrantholder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Warrant with the same effect as if such Successor Entity had been named as the Corporation herein. “Change of Control Transaction” means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation to any Person or entity or group of Persons or entities, in each case other than an affiliate of the Corporation (as that term is defined in the Securities Act (Ontario)), but not including the entering into of an option, joint venture or other arrangement whereby the Corporation transfers, or has the right to transfer, an interest in its mineral properties yet maintains control, majority ownership or an operating interest in the mineral properties, resulting entity or new arrangement; (ii) the amalgamation, merger or arrangement of the Corporation with or into another entity (other than an affiliate of the Corporation, as that term is defined in the Securities Act (Ontario)) where the shareholders of the Corporation immediately prior to the transaction will hold less than 50% of the voting securities of the resulting entity upon completion of the transaction; or (iii) any Person or combination of Persons (in each case other than an affiliate of the Corporation, as that term is defined in the Securities Act (Ontario)) acting jointly or in concert, acquiring or becoming the beneficial owner of, directly or indirectly, of more than 50% of the voting securities of the Corporation whether through the acquisition of previously issued and outstanding voting securities of the Corporation or of voting securities of the Corporation that have not previously been issued or any combination thereof or any other transaction with similar effect.

(e)

Notice: At least 21 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant Certificate, including the Exercise Price or the number of Common Shares which may be purchased under this Warrant Certificate, the Corporation shall deliver to the Warrantholder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 5(d) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

Schedule C – Form of Warrant

6.

Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

7.	Time of Essence: Time shall be of the essence of this Warrant Certificate.

8.

Governing Laws: This Warrant Certificate shall be subject to, governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Corporation and the Warrantholder irrevocably attorn and submit to the execlusive jurisdiction of the courts of the Province of Ontario with respect to any dispute related to or arising out of this Warrant Certificate.

9.

Notices: All notices or other communications to be given under this Warrant Certificate shall be delivered by hand or by telecopier or other form of electronic transmission (such as email or .pdf) and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier or other form of electronic transmission, on the date of transmission if sent before 5:00 p.m., Toronto time, on a business day or, if sent after 5:00 p.m., Toronto time, or such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

Klondex Mines Ltd.
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9

Attention: Chief Financial Officer
Facsimile:   (604) 891-5100

Notices to the Warrantholder shall be addressed to the address of the Warrantholder last shown on the register of Warrantholders maintained by the Corporation.

The Corporation or the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

10.      Legends on Common Shares:

(a)	Any certificate representing Common Shares issued upon the exercise of the Warrants prior to the date which is four months and one day after the date hereof will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY

Schedule C – Form of Warrant

BEFORE [INSERT DATE THAT IS 4 MONTHS AND A DAY AFTER ISSUANCE OF THE WARRANTS].”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Common Shares may be exchanged for a certificate or certificates bearing no such legends. The Corporation hereby covenants and agrees that it will deliver or cause to be delivered a certificate or certificates representing such Common Shares bearing no such legends within three business days after receipt of the legended certificate or certificates.

(b)

Any certificate representing Common Shares issued on the exercise of Warrants represented by this Warrant Certificate (i) to persons who do not certify to the Corporation that they are not a U.S. person and are not exercising the Warrants in the United States or for the account or on behalf of a U.S. Person or person in the United States, or (ii) at a time the Corporation is not a foreign private issuer, will, unless the offer and sale of such Common Shares is registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH TRANSACTION UNDER (C) OR (D), FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION.

Schedule C – Form of Warrant

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE. A CERTIFICATE WITHOUT A LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION IN CONNECTION WITH A SALE OF THE SECURITIES REPRESENTED HEREBY AT A TIME WHEN THE CORPORATION IS A “FOREIGN ISSUER” AS DEFINED IN REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT, UPON DELIVERY OF THIS CERTIFICATE, AN EXECUTED DECLARATION AND, IF REQUESTED BY THE CORPORATION OR THE TRANSFER AGENT, AN OPINION OF COUNSEL, EACH IN FORM REASONABLY SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE U.S. SECURITIES ACT.”

provided, that if at any time the holder proposes to resell any of the Common Shares bearing the foregoing legend outside the United States pursuant to Regulation S promulgated under the U.S. Securities Act, the legend set forth above may be removed in connection with such resale by providing to the Corporation and its transfer agent the certificate for such securities and a completed declaration in the form attached hereto as Schedule “B” or such other evidence of exemption as the Corporation or its transfer agent may reasonably prescribe from time to time, including, but not limited to, an opinion of counsel or other evidence of exemption, in either case reasonably satisfactory to the Corporation and its transfer agent, to the effect that the sale of the securities is being made in compliance with Regulation S.

11.

Lost Certificate: If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may reasonably impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof, and it being understood that, in the case of a lost, stolen or destroyed Warrant Certificate, an affidavit of loss shall be sufficient evidence thereof) issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

12.

Transfer: The Warrants are transferable and the term “Warrantholder” shall mean and include any successor, transferee or assignee of the current or any future Warrantholder. The Warrants may be transferred by the Warrantholder completing and delivering to the Corporation the transfer form attached hereto as Schedule “C”.

13.

Successors and Assigns: This Warrant Certificate shall enure to the benefit of the Warrantholder and the successors and assignees thereof and shall be binding upon the Corporation and the successors thereof.

[Signature Page Follows]

Schedule C – Form of Warrant

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by an authorized officer as of the _______ day of ______________, 201__.

KLONDEX MINES LTD.

By:
Authorized Officer

Schedule C – Form of Warrant

Schedule A

TO: KLONDEX MINES LTD.

SUBSCRIPTION FORM

The undersigned hereby subscribes for common shares (“Common Shares”) of Klondex Mines Ltd. (the “Corporation”) (or such other number of Common Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated [•], 2016 issued by the Corporation) at the purchase price of Cdn$[•] per Common Share (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and hereunder and encloses herewith a certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or has transmitted same day funds by wire to such account as the Corporation directed the undersigned in payment of the subscription price.

In connection with the exercise of the Warrant Certificate, the undersigned hereby represents and warrants as follows: (Please check the ONE box applicable):

[ ] 1.

The undersigned (i) at the time of exercise is not a U.S. person, (ii) at the time of exercise is not within the United States, (iii) is not exercising any of the Warrants represented by this Warrant certificate for the account or benefit of any U.S. person or person within the United States, and (iv) did not execute or deliver this Subscription Form in the United States.

[ ] 2.

The undersigned (i) purchased the Warrants directly from the Corporation, (ii) is exercising the Warrants solely for its own account or for the account of the original beneficial purchaser, if any, and (iii) each of it and any beneficial purchaser was on the date the Warrants were purchased from the Corporation, and is on the date of exercise of the Warrants, an “accredited investor” (as defined in Rule 501(a) of Regulation D under the 1933 Act).

[ ] 3.

The undersigned has delivered to the Corporation a written opinion of U.S. counsel reasonably satisfactory to the Corporation to the effect that the Common Shares to be delivered upon exercise hereof are exempt from registration under the 1933 Act and the securities laws of all applicable states of the United States.

“1933 Act” means the United States Securities Act of 1933, as amended. “U.S. person” and “United States” are as defined by Regulation S under the 1933 Act.

Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box 2 or Box 3 above is checked and the requirements in connection therewith have been satisfied.

Certificates representing Common Shares issued upon exercise of Warrants pursuant to Box 2 or Box 3 above will bear a U.S. restrictive legend. If the Corporation is not a foreign private issuer

Schedule C – Form of Warrant

at the time of exercise, certificates representing Common Shares issued upon exercise of Warrants pursuant to Box 1 above will bear a U.S. restrictive legend.

If any Common Shares represented by this Warrant certificate are not being exercised, a new Warrant Certificate will be issued and delivered with the Common Share certificate(s).

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address	Number of Common Shares

DATED this _______ day of ________, 20__.

By:

Instructions:

1.

If the Subscription Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of the Warrantholder on the Subscription Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Warrantholder must pay any applicable transfer taxes or fees.

2.

If the Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

Schedule C – Form of Warrant

Schedule B
FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Computershare Investor Services Inc., as registrar and transfer agent for the Common Shares of Klondex Mines Ltd.

The undersigned (a) acknowledges that the sale of the securities of Klondex Mines Ltd. (the “Corporation”) to which this declaration relates is being made in compliance with Rule 904 of Regulation S promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (b) certifies that (1) the undersigned is not an “affiliate” of the Corporation as that term is defined in Rule 405 of Regulation C promulgated under the U.S. Securities Act (except in respect of any officer or director who is an “affiliate” solely by virtue of holding such position), (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other Designated Offshore Securities Market as defined in Rule 902 under Regulation S promulgated under of the U.S. Securities Act (“Regulation S”) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of its behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the securities sold in reliance on Rule 904 of Regulation S will not be replaced with fungible unrestricted securities, (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act, and (7) at the time of the exercise of the warrants the Corporation was a foreign private issuer. Unless otherwise specified, terms set forth above have the meanings given to them by Regulation S.

Dated:
Name of Seller

By:
Name:
Title:

Schedule C – Form of Warrant

Schedule C

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________________________________________ (include name and address of the transferee) Warrants exercisable for common shares of Klondex Mines Ltd. (the “Corporation”) registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints _______________ the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

DATED this        day of                          , 20   .

Signature of Transferor guaranteed by:

Name of Bank or Trust Company:	Signature of Transferor

Address of Transferor

Instructions:

1.	The name of the Transferor must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.

2.

The signature of the Transferor on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Warrantholder must pay any applicable transfer taxes or fees.

3.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

Schedule C – Form of Warrant

SCHEDULE D
RIGHT OF FIRST OFFER

See attached.

Schedule D – Right of First Offer
1

RIGHT OF FIRST OFFER AGREEMENT

            THIS RIGHT OF FIRST OFFER AGREEMENT (the “Agreement”) is executed this _______ day of ________, 2016 between Clover Nevada LLC, a Nevada limited liability company (“Grantor”), and [Klondex Holdings (USA) Inc. or its designee], a [Nevada Corporation] (“Grantee” and together with Grantor, the “parties”).

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties covenant and agree as follows:

1.

Right of First Offer. Grantor hereby grants and sells to Grantee a one-time right of first offer (the “Right of First Offer”) for the purchase of the real property more particularly described on Exhibit A hereto (the “Subject Properties”) on and subject to the terms hereof. Subject to Section 6, if at any time Grantor proposes to effect any sale, transfer, assignment or other disposition (a “Disposition”) of its right, title and interest in and to all or any part of the Subject Properties (the “Subject Property Interest”) to any third party, Grantor shall deliver to Grantee a written notice (the “Disposition Notice”) of the proposed Disposition. If Grantee delivers notice to Grantor within ten (10) days of receipt of the Disposition Notice of Grantee’s intent to engage in negotiations regarding the Disposition, then for the thirty (30) days following delivery of the Disposition Notice, Grantor and Grantee shall discuss and attempt to negotiate and agree upon the terms upon which Grantee would be willing to purchase the Subject Property Interest under this Agreement. Upon the first to occur of (i) Grantee’s failure to deliver notice to Grantor of Grantee’s intent to engage in such discussions within the time period prescribed in the preceding sentence; (ii) Grantee’s delivery of notice to Grantor of Grantee’s intent not to engage in such discussions; and (iii) the failure of Grantor and Grantee to reach agreement on the terms upon which Grantee would purchase the Subject Property Interest by the end of such thirty (30) day period, Grantor may proceed with the proposed Disposition with any third party at any time and upon any such terms as Grantor may determine in its sole discretion, and Grantee shall be deemed to have irrevocably elected not to purchase the Subject Property Interest that is the subject of such Disposition Notice. In the event that Grantor and Grantee reach agreement on the terms upon which Grantee would purchase the Subject Property Interest that is the subject of the Disposition Notice within such thirty (30) day period, then, on such business day as Grantor and Grantee shall mutually agree (which shall be not less than thirty (30) days nor more than sixty (60) days after the end of such thirty (30) day period) Grantee shall purchase the Subject Property Interest that is the subject of the Disposition Notice upon the terms mutually agreed by Grantor and Grantee. In the event that any Disposition Notice relates to only a portion, and not the entirety, of the Subject Properties, Grantee’s Right of First Offer as to the remaining Subject Property Interests that were not the subject of such Disposition Notice (the “Remaining Subject Properties”) shall survive such Disposition Notice as to such Remaining Subject Properties.

2.	Definitions.

“affiliated entity” means any entity owned by, controlled by, under common control with or sharing principals or directors in common with Grantor, and with respect to any

Schedule D – Right of First Offer
2

successor in interest of Grantor, said phrase shall mean any entity owned by, controlled by, under common control with or sharing principals or directors in common with Grantor, with said successor in interest or with any predecessor in title to said successor in interest. “Controlled by” and “common control with” shall include all types of control, whether by the ownership of voting securities or otherwise.

“Grantor Reorganization” means any merger, consolidation or other entity reorganization involving Grantor or its direct or indirect parent company which is not a bona fide sale of the Subject Properties for its fair market value and which transfer was not made for purposes of evading its obligation to offer the Subject Property Interests to Grantee in accordance with the terms of this Agreement.

3.

Representations of Grantor. Grantor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has all requisite power and authority to hold its assets, conduct its activities as currently conducted and to execute, deliver and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Grantor have been duly and validly authorized by all necessary action on the part of Grantor. This Agreement has been duly and validly executed and delivered by Grantor, and is the valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms. Grantor has good record title to the Subject Properties.

4.

Representations of Grantee. Grantee is a [corporation] duly organized, validly existing, and in good standing under the laws of the [State of Nevada], and has all requisite power and authority to hold its assets, conduct its activities as currently conducted and to execute, deliver and perform its obligations under this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Grantee have been duly and validly authorized by all necessary action on the part of Grantee. This Agreement has been duly and validly executed and delivered by Grantee, and is the valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms.

5.

Grantor’s Rights Not Restricted. Notwithstanding anything to the contrary contained in this Agreement, Grantor shall have the right during the term of this Agreement to mortgage or otherwise encumber the Subject Properties and to grant leases for all or parts of the Subject Properties, as Grantor sees fit.

6.

Transfers to Affiliates. If at any time Grantor proposes to effect any Disposition of the Subject Property Interest to any third party that is an affiliated entity of Grantor or carry out a transaction or series of transactions that is or are part of a Grantor Reorganization, Grantor shall not be required to provide a Disposition Notice to Grantee in respect of such Disposition or Grantor Reorganization; provided, however, that any acquiree, transferee, assignee or surviving entity of the Grantor Reorganization that acquires the Subject Property Interest shall have acknowledged in writing to the Grantee that it is bound by this Agreement.

Schedule D – Right of First Offer
3

7.

Assignment by Grantee. Grantor and Grantee agree that Grantee may assign all or any part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, an affiliated entity of Grantee. Subject to the foregoing, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either Grantor and Grantee without the prior written consent of the other party hereto. This Agreement does not affect title to any real property and does not run with title to any real property. In no event may this Agreement or any memorandum, summary or any instrument making reference to any provision hereunder be recorded in the real estate records in any location or jurisdiction. If such an instrument is recorded it (and all rights granted to Grantee herein) shall be deemed immediately and finally terminated and void, and Grantor shall have the unilateral right to release it of record.

8.

Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

9.

Counterparts; Facsimile or .pdf Signature. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

10.

Entire Agreement. This Agreement supersedes all prior agreements between the parties with regard to the subject matter hereof, and there are no other understandings or agreements between them. This Agreement can only be modified by a written instrument signed by both Grantor and Grantee.

[Signature Page Follows.]

Schedule D – Right of First Offer
4

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

CLOVER NEVADA LLC

By: _______________________________________________
Name:
Title:

[KLONDEX HOLDINGS (USA) INC.]

By: _______________________________________________
Name:
Title:

Schedule D – Right of First Offer
5

EXHIBIT A
SUBJECT PROPERTIES

[Omitted]

Schedule D – Right of First Offer
6